SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TRONOX INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 9, 2007

Dear Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to the 2007 Annual Meeting of Stockholders of Tronox Incorporated, which will be held at 9:00 a.m., local time, on Tuesday, May 8, 2007, in the Ronald J. Norick Downtown Library, Fourth Floor, 300 Park Avenue, Oklahoma City, Oklahoma 73102.

Attached is the Notice of Meeting and Proxy Statement, which describes in detail the matters on which you are being asked to vote. Also enclosed is Tronox’s 2006 Annual Report.

Your vote is important no matter how many shares you own. Regardless of whether you plan to attend the meeting, I encourage you to promptly vote by Internet or complete and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

Sincerely yours,

Thomas W. Adams, Chairman and Chief Executive Officer

April 9, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Tronox Incorporated (the “Company”) will be held at 9:00 a.m., local time, on Tuesday, May 8, 2007, at the Ronald J. Norick Downtown Library, Fourth Floor, 300 Park Avenue, Oklahoma City, Oklahoma 73102.

At the meeting, our stockholders will be asked to:

1.	Elect two Class II directors to our Board of Directors for a term of three years, expiring at the 2010 annual meeting of stockholders;

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors; and

3.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

These matters are described in detail in the attached Proxy Statement. The Board unanimously recommends a vote “FOR” each of Items 1 and 2.

Holders of our Class A common stock and Class B common stock at the close of business on March 19, 2007, are entitled to receive notice of and to vote at the meeting.

It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote your shares as soon as possible.

By Order of the Board of Directors,

Roger G. Addison Vice President, General Counsel and Secretary

TRONOX INCORPORATED

One Leadership Square, Suite 300

211 N. Robinson

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE ANNUAL MEETING

General

We are delivering this Proxy Statement to the holders of our Class A common stock and Class B common stock in connection with the solicitation by our Board of Directors of proxies to be voted at the 2007 Annual Meeting of Stockholders at 9:00 a.m., local time, on Tuesday, May 8, 2007, at the Ronald J. Norick Downtown Library, Fourth Floor, 300 Park Avenue, Oklahoma City, Oklahoma 73102. We are first mailing this Proxy Statement and the accompanying form of proxy, Notice of Annual Meeting and Annual Report on Form 10-K to our stockholders on or about April 9, 2007.

Matters to be Voted Upon at the Annual Meeting

Three items of business are scheduled for the 2007 Annual Meeting, as follows:

1.	to elect two Class II directors to our Board of Directors for a term of three years, expiring at the 2010 annual meeting of stockholders;

2.	to ratify the appointment of Ernst & Young LLP as our independent auditors; and

3.	to transact such other business as may properly come before the annual meeting or any adjournments thereof.

The Board unanimously recommends a vote “FOR” each of Items 1 and 2.

Record Date; Shares Entitled to Vote

The Board set the close of business on March 19, 2007, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to six votes at the annual meeting. As of the record date, there were 18,551,218 shares of our Class A common stock and 22,889,431 shares of our Class B common stock outstanding. The number of shares outstanding does not include treasury stock, which will not be voted.

Quorum

The presence, either in person or by proxy, of a majority of the voting power of our Class A common stock and Class B common stock voting together as a single class constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Broker Non-Votes

A “broker non-vote” occurs when a broker who holds shares in “street name” for customers does not receive voting instructions from the customer and does not otherwise have the power to vote on a matter without such instructions. Brokers are precluded from exercising voter discretion with respect to the approval of non-routine matters. The election of directors and the ratification of the appointment of independent auditors are each considered routine matters, and therefore, brokers will have discretionary authority to vote shares of our Class A and Class B common stock held in street name if beneficial owners fail to give voting instructions.

Vote Required

The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted as votes cast at the annual meeting. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected.

In all matters other than the election of directors, the affirmative vote of a majority of shares voting in person or by proxy is required for approval. With respect to such matters, we do not consider broker non-votes to be shares present in person or represented by proxy and, therefore, do not count broker non-votes as votes “FOR” or “AGAINST” any proposal. We do, however, consider abstentions to be shares present in person or represented by proxy, and, therefore, count abstentions as votes against the proposal.

Voting of Proxies

Shares represented by a properly executed proxy (in paper form or by Internet) that is received on or before the time of the annual meeting, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement thereof in the manner directed on the proxy. Thomas W. Adams and Roger G. Addison have been designated by the Board as the directors’ proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of the nominees for director named in this proxy statement, (2) FOR the ratification of Ernst & Young LLP as the Company’s independent auditors, and (3) in accordance with the proxy holders’ best judgment as to any other business that may properly come before the annual meeting.

You may appoint proxies to vote your shares in one of two ways:

1.	by via Internet, pursuant to the instructions on the enclosed proxy card; or

2.	by signing, dating and mailing the enclosed proxy card in the envelope provided.

You may revoke your proxy by attending the annual meeting and voting in person or by delivering a revocation, including a later-dated proxy to the Corporate Secretary on or before May 7, 2007.

Solicitation of Proxies

We will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. We will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Proxies may be solicited, without additional compensation, by our directors, officers and employees by mail, personal interview, telephone, internet, facsimile, advertisements in periodicals and postings on our website.

Item No. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board must consist of at least three directors, with the exact number to be fixed by the Board of Directors. The current number of directors on the Board is six. Our Certificate of Incorporation and our Bylaws divide the Board into three classes, with the term of each class expiring in consecutive years.

On the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Messrs. Thomas W. Adams and Peter D. Kinnear for election as Class II directors for a term of three years, expiring at the 2010 annual meeting of stockholders, and until his successor is elected and qualified or until his earlier resignation or removal. The Board believes these incumbent directors standing for re-election are experienced and well qualified to direct our operations and business affairs and will represent the interests of the stockholders as a whole. Biographical and other information about the nominees are set forth in this Proxy Statement beginning on page 3 under “Director Information.”

The Board’s nominees have consented to serve, and we have no reason to believe the nominees will be unavailable.

Should either of the Board’s nominees become unavailable for any reason, the Board may (i) name a substitute nominee, in which case the proxies will have discretion to vote for or against such substitute nominee without regard to proxy instructions received with respect to the unavailable nominee, or (ii) reduce the number of directors constituting the full Board and thereby remove the election of either one or both Class II directors from the agenda of the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THOMAS W. ADAMS AND PETER D. KINNEAR TO THE BOARD OF DIRECTORS AS CLASS II DIRECTORS.

DIRECTOR INFORMATION

The names of our directors as of the mailing of this proxy statement, and their respective ages and positions are as follows:

Name	Age	Position
Thomas W. Adams	46	Chairman of the Board, Chief Executive Officer and Class II Director
Jerome Adams	61	Class I Director
Robert D. Agdern	57	Class I Director
David G. Birney	63	Class III Director
Peter D. Kinnear	60	Class II Director
Bradley C. Richardson	47	Class III Director

Information about each director’s ownership of our common stock is contained on page 43 under the caption “Ownership of Stock of the Company-Directors and Management.” Information about director compensation is contained on page 36 under the caption “Director Compensation for the Year-Ended December 31, 2006.”

Set forth below is a description of the backgrounds of the directors and nominees for director.

Thomas W. Adams

46, Chairman and Chief Executive Officer since March 2006; Chief Executive Officer and Director from September 2005 to March 2006; President of Tronox LLC from 2004 to 2005; Vice President and General Manager of the Pigment Division from May to September 2004. Vice President of Strategic Planning and Business Development of Kerr-McGee Shared Services Company LLC from 2003 to 2004; Vice President of Acquisitions from March 2003 to September 2003; Vice President of Information Management and Technology from 2002 to 2003. Joined Sun Oil Co., predecessor of Oryx Energy Company, in 1982. Oryx and Kerr-McGee Corp. merged in 1999. Mr. Adams is a nominee for Class II Director at the annual meeting.

Jerome Adams

61, Director since 2006; Retired as Senior Vice President of Administration for BMC Software, Inc. in 2006; Senior Vice President of Administration from 2002 to 2006. General Manager of Corporate Resources and Services for Shell Oil Co. from 1999 to 2002; General Manager of Learning and Transformation Services and Director of the Shell Learning Center from 1995 to 1999.

Robert D. Agdern

57, Director since 2006; Founded Value Negotiation in 2002. Deputy General Counsel responsible for western hemisphere matters for BP PLC from 1999 to 2001. Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments from 1993 to 1998 (Amoco merged with British Petroleum in 1998 forming BP PLC). Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University.

David G. Birney

63, Director since 2006; Retired as President and Chief Executive Officer of Solvay America, Inc. in 2006; Chief Executive Officer of Solvay Chemicals from 2003 to 2006; President of Solvay Polymers Inc. from 1987 to 2001; Global Strategic Manager of Plastics based in Brussels from 1985 to 1987. Joined Solvay in 1978 as a Commercial Vice President. Director of A. Schulman, Inc.

Peter D. Kinnear, Lead Director

60, Director since 2005; President and Chief Operating Officer and member of the board of directors of FMC Technologies, Inc. since August 2006; President and Chief Operating Officer since February 2006; Executive Vice President from 2004 to 2006; Vice President from 2001 to 2004; Vice President of FMC Corp. from 2000 to 2001. Joined FMC in 1971. Director of the Petroleum Equipment Suppliers Association and the Offshore Energy Center. Mr. Kinnear is a nominee for Class II Director at the annual meeting.

Bradley C. Richardson

47, Director since 2005; Executive Vice President Finance and Chief Financial Officer of Modine Manufacturing Co. since January 2006; Vice President Finance and Chief Financial Officer from 2003 to January 2006. Chief Financial Officer and Vice President of Performance Management and Control for the Worldwide Exploration and Production division at BP Amoco (now known as BP) from 2000 to 2003. Director of Proliance International.

There are no family relationships among any of our executive officers, directors or nominees for director.

CORPORATE GOVERNANCE

Operations and Meetings

We expect all directors to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve. We also expect all directors to attend the Annual Meeting of Stockholders. During 2006, the Board held five regularly scheduled meetings. Each of our directors attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he served during the time he was a director.

The Board’s operation and responsibilities are governed by our Certificate of Incorporation, ByLaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer & Principal Financial Officers, charters for the Board’s standing committees (“Governance Documents”) and the laws of the State of Delaware. The Governance Documents are available on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

Tronox Incorporated

One Leadership Square, Suite 300

211 North Robinson

Oklahoma City, OK 73102

Attn: Corporate Secretary

Director Independence

In determining independence under Sections 303A.02(a) and (b) of the NYSE corporate governance standards, the Board affirmatively determines, among other items, whether the directors have a “material relationship” with us or any of our subsidiaries pursuant to Section 303A.02(a) of the NYSE corporate governance standards. When assessing the “materiality” of a director’s relationship with us, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The Board considers the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable or familial, long-standing personal or social relationships. The Board has adopted categorical standards to assist it in determining whether a director has a material relationship with us and, accordingly, whether a director is independent. The standards can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com.

Applying these independence standards set forth in Sections 303A.02(a) and (b) of the NYSE corporate governance standards, the Board has determined that Messrs. Jerome Adams, Agdern, Birney, Kinnear and Richardson are all independent directors and are otherwise free of any relationship that may likely interfere with the exercise of independent judgment. After due consideration, the Board has determined that none of these non-management directors have a material relationship with us or any of our subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance standards.

Board Committees

Standing committees of the Board include the Audit Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee. Each of the Board’s committees has a written charter, which can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com.

Audit Committee

The Audit Committee is comprised of Messrs. Jerome Adams, Agdern, Birney, Kinnear and Richardson (Chairman). The Audit Committee of the Board acts on behalf of the Board with respect to the engagement of our independent auditors and with respect to the authorization of all audit and other services provided to us by our internal and independent auditors. In addition, the Audit Committee assists the Board with the oversight of our financial statements, financial reporting process, systems of internal accounting and financial controls, disclosure controls and procedures, and compliance with legal and regulatory requirements. The Committee also evaluates enterprise risk issues and the performance of internal and independent auditors, among other things. The Audit Committee met four times in 2006.

The Board has determined that each member of the Audit Committee satisfies the independence and other requirements for audit committee membership of Sections 303A.02, 303A.06 and 303A.07 of the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act.

The Board made the determination that Mr. Richardson is an “audit committee financial expert” as set forth in Item 407(d)(5) of Regulation S-K. The Board determined that Mr. Richardson acquired such attributes through his experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as our financial statements, or actively supervising one or more persons engaged in such activities, and his experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements. The Board further determined that each member of the Audit Committee is “financially literate” and able to read and understand our financial statements. The report of the Audit Committee begins on page 39.

Executive Compensation Committee

The Executive Compensation Committee is comprised of Messrs. Jerome Adams (Chairman), Agdern, Birney, Kinnear and Richardson. The Executive Compensation Committee evaluates and determines the salary and benefits of our Chief Executive Officer and reviews the salaries and benefits determined by the Chief Executive Officer for all other officers, recommending to the full Board such changes as it may deem appropriate. In addition, the Executive Compensation Committee determines the incentive compensation awards for all officers and administers our Long-Term Incentive Plan. The Executive Compensation Committee has engaged an outside human resources consulting firm to conduct an annual review of our total compensation program. The consulting firm provides the Executive Compensation Committee with a competitive pay analysis of companies in our industry and other companies based upon nationally recognized, published compensation surveys and advises the Compensation Committee on design of compensation programs for our executive officers.

The Board has determined that each member of the Executive Compensation Committee satisfies the independence requirements of Rule 303A.02 of the NYSE corporate governance standards. Additionally, each member of the Executive Compensation Committee qualifies as (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act of 1934, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The committee, formally met five times in 2006. The report of the Executive Compensation Committee begins on page 40.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of Messrs. Jerome Adams, Agdern, Birney, Kinnear (Chairman) and Richardson. The Corporate Governance and Nominating Committee recommends to the Board nominees for election to the Board. The Corporate Governance and Nominating Committee makes its recommendations based on the Criteria for Nomination as a Director, which have been approved by the Board, and can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com. The Board considers the following general criteria with respect to any potential nominee:

•

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities and assist the Board in fulfilling its responsibilities.

•	Because a mix of viewpoints and ideas enhances the Board’s ability to function effectively, the diversity of the Board should be considered when considering potential nominees.

•	Nominations should be in accordance with the procedures prescribed by the Bylaws, and nominees should meet the qualifications set forth in the Bylaws.

•	The renomination of existing directors should be based on continuing qualification under the criteria established by the Board of Directors.

The Board also reviews the following specific criteria with respect to any potential nominee:

•	A nominee should have a reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.

•	A nominee should be or have been in a generally recognized position of leadership in the nominee’s field of endeavor.

•

A nominee should have demonstrated the business acumen, experience and ability to use sound judgment and to contribute to the effective oversight of the business and financial affairs of a large, multifaceted, global organization.

•

A nominee should be committed to understanding our operations and our industry and to spending the time necessary to function effectively as a director, including regularly attending and participating in meetings of the Board and its committees.

•

A nominee should neither have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of our stockholders and to fulfill the responsibilities of a director.

•	A nominee should be able to work well with other directors and executives with a view to a long-term relationship with us as a director.

•	A nominee should have independent opinions and be willing to state them in a constructive manner.

•	A nominee should be willing to comply with the share ownership guidelines adopted by the Board.

In making its recommendations to the Board, the Corporate Governance and Nominating Committee will consider and review the background and qualifications of candidates recommended to it by current Board members as well as candidates recommended by stockholders. Because we will consider qualified director candidates from many sources, the Board has not adopted a formal policy on stockholders submitting director recommendations. All candidates, whether recommended by current Board members or by stockholders, are evaluated using the same Criteria for Nomination as a Director outlined above. Such criteria are general in nature and may be modified by the Board or the Corporate Governance and Nominating Committee from time to time as the Board or the committee deems appropriate.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Corporate Governance and Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and/or the recommending stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews of the candidate. When a qualified incumbent director is willing to stand for reelection, the Corporate Governance and Nominating Committee may, in its discretion, give precedence to the director when recommending nominees to the Board.

Stockholder Nominations

Nominations should be made in writing and addressed to the Chair of the Corporate Governance and Nominating Committee and sent c/o the Corporate Secretary, Tronox Incorporated, One Leadership Square, Suite 300, 211 N. Robinson, Oklahoma City, Oklahoma 73102.

A stockholder recommendation should set forth (i) the name and address of and number of shares of Company stock owned by the recommending stockholder, (ii) information relating to the recommended candidate that would be required to be disclosed in solicitation of proxies for the election of the candidate pursuant to Regulation 14A under the Exchange Act, (iii) the written consent of the recommended candidate to be named in the proxy statement as a nominee and to serve as a director if elected and (iv) any other information the recommending stockholder believes would be useful in informing the committee’s decision making.

The Corporate Governance and Nominating Committee begins considering candidates in the fall of the year before the annual meeting at which directors are to be elected. Accordingly, any stockholder recommendation should be submitted in sufficient time to enable the committee to evaluate the recommendation on its regular fall timetable. Our Bylaws require that any such stockholder nomination must be mailed to the Secretary in writing not less than 70 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting (or, if such meeting is advanced more than 20 days or delayed more than 70 days, notice must be delivered no earlier than 90 days prior to and no later than 70 days prior to the date of the meeting). See page 44 under the caption “Stockholder Proposals for the 2008 Annual Meeting.”

The Corporate Governance and Nominating Committee also makes recommendations to the Board regarding corporate governance and oversees the evaluation of the Board, including the evaluation of individual directors, and management. The Corporate Governance and Nominating Committee met three times in 2006.

Meetings of Non-Management Directors

The non-management directors of the Board hold regularly scheduled executive sessions. In 2006, the non-management directors held five such executive sessions. Mr. Kinnear served as Lead Director and presided over the executive sessions.

Communicating with the Board of Directors

The Board of Directors has established methods for interested parties to communicate with the Board. Interested parties wishing to communicate with one or more directors, including the Lead Director, or the Board as a whole may do so in writing addressed to the director(s) or the Board and sent to the Corporate Secretary, Tronox Incorporated, One Leadership Square, Suite 300, 211 N. Robinson, Oklahoma City, Oklahoma 73102. Stockholders also may communicate with directors by e-mail addressed to roger.addison@tronox.com.

In addition, interested parties can communicate with directors by calling our anonymous and confidential Hotline at 800-867-5118 in the U.S. and Canada and from other locations internationally by dialing the applicable country code and 405-775-5050 (calls from certain international locations can be made toll free by using other telephone numbers found on the Company’s website). The corporate secretary reports to the Audit Committee any calls made to our Hotline regarding accounting, internal accounting controls or auditing matters and informs non-management directors of reports made to our Hotline that are intended for non-management directors. Information about the Tronox Hotline can be found on the “Contact Board of Directors” tab on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com.

Our corporate secretary receives all interested party communications and forwards directly to the intended recipient all interested party communications that are related to corporate governance, accounting, auditing, legal compliance, human rights or social responsibility and all other communications relevant to a director’s service on the Board. The corporate secretary generally does not forward “spam” communications related to solicitations for products or services, items of a personal nature not relevant to our operations as a whole or other matters that are of a type that render them irrelevant to the functioning of the Board.

The chair of the Corporate Governance and Nominating Committee periodically reviews all interested party communications, including those not automatically forwarded to the non-management directors, and all directors are able to review and obtain copies of all interested party communications. In addition, the corporate secretary consults with the Board as appropriate with regard to interested party communications.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The purpose and role of this code is to focus our employees, officers and directors on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. The Board also has supplemented the Code of Business Conduct and Ethics with a Code of Ethics for the Chief Executive Officer & Principal Financial Officers. Each of these codes of conduct can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com. We also will post any amendments to the codes of ethics, and any waivers required to be disclosed by the rules of either the SEC or the NYSE, on our website.

Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee is or has been one of our officers or employees or has had any relationship with us requiring disclosure under the SEC’s rules and regulations.

During the fiscal year ended December 31, 2006, none of our executive officers served on the board of directors, or on the compensation committee of the board of directors, of any entities whose executive officers serve on our Board.

Certifications

Our Chief Executive Officer has certified to the NYSE that he is not aware of any violation by us of the NYSE corporate governance listing standards. Our Chief Executive Officer and Chief Financial Officer have filed the certifications required by Rule 13a-14 of the Securities Exchange Act of 1934 (Section 302 of the Sarbanes-Oxley Act of 2002) and 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) in our annual report on Form 10-K for the year ended December 31, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of our compensation of our executive officers identified in the Summary Compensation Table. This discussion should be read in conjunction with the compensation tables beginning on page 21.

Compensation Committee

The Compensation Committee is comprised of five non-employee, independent members of our board of directors. The Compensation Committee met five (5) times formally in fiscal 2006 and had two (2) informal working sessions. The Compensation Committee:

•	evaluates and determines the total compensation of our Chief Executive Officer;

•	reviews and approves the salaries and benefits determined by the Chief Executive Officer for all of our other executive officers;

•	determines the incentive compensation awards for all executive officers and oversees our compensation programs;

•	sets and approves all goals for the Chief Executive Officer; and

•	considers industry conditions, relevant market conditions and our prospects and achievements in exercising its discretion with respect to compensation matters.

In reviewing the compensation information provided in our compensation tables and otherwise, it is important to note and understand that the presently constituted Compensation Committee only recently began administering the compensation plans, and applying the compensation philosophy and objectives, discussed below. Prior to our initial public offering in November 2005 and until the subsequent distribution of our remaining shares held by Kerr-McGee Corporation (“Kerr-McGee”) to its shareholders in March 2006 (the “Distribution”), we were a controlled subsidiary of Kerr-McGee. In connection with our initial public offering: (i) our Board of Directors at that time approved certain grants of stock options and restricted stock to our employees, including our executive officers; and (ii) we entered into an Employee Benefits Agreement with Kerr-McGee (the “Employee Benefits Agreement”), which required us to (A) enter into continuity agreements with certain of our key employees, including our executive officers, on substantially the same terms as the continuity agreements between Kerr-McGee and its key employees, and (B) adopt employee benefit plans on substantially the same terms as the employee benefit plans sponsored by Kerr-McGee. Pursuant to the terms of the Employee Benefits Agreement, some of these plans and arrangements cannot be modified by us for up to three years. In addition, as of the Distribution, most unvested Kerr-McGee stock option, restricted stock and performance unit awards credited to our employees and executive officers were required to be forfeited and replaced with awards of Tronox stock options or restricted stock of equivalent value. Because both the Compensation Committee, and we, as a stand-alone company, are relatively new, the philosophies, objectives and rationale expressed herein may change as the company matures.

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is one that:

•	rewards the achievement of specific annual, long-term and strategic goals set for the Company and specific individual goals set for each executive officer;

•	aligns our executive officer’s interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value;

•	motivates our executive officers and other employees to achieve superior results; and

•	attracts and retains superior employees in key positions to compete globally.

To apply this philosophy, the Compensation Committee evaluates both performance and compensation of the executive officers, performance of the Company, cost to the Company and the compensation paid to similarly situated executive officers.

We seek to provide competitive levels of total compensation for our executive officers through a mix of base salary, annual incentive pay, long-term incentives, retirement and other benefits. The base salary, annual incentive pay and long-term incentives of our executive officers is set or approved by the Compensation Committee based upon job responsibility, experience, the attainment of Company financial goals and objectives and the accomplishment of individual goals and objectives. Our approach is to offer a mix of opportunities to our executive officers which:

•	provides competitive base salaries and annual incentive opportunities;

•	manages utilization of incentive shares while providing officers with equity ownership aligned with our stockholders; and

•	provides incentives aligned with the interests of our stockholders.

Base Salary

The Compensation Committee considers base salary an element of total compensation that is tied to job responsibility and individual contributions to our success. Base salary is intended to be set at a level needed to attract and retain quality executive officers. While the Compensation Committee uses benchmarking to guide it in its decisions regarding levels of base salary, it has considerable discretion when setting or adjusting base salaries and considers some of our key values such as safety performance, environmental responsibility, growth, diversity, customer care and operational efficiency. Additionally, the Compensation Committee takes into account shorter term considerations when reviewing base salaries such as the attainment of individual objectives and our immediate financial performance in order to adjust base salaries appropriately in light of any short-term situations that may not be accounted for when reviewing our core long-term objectives.

Annual Incentive Pay

We provide annual incentive pay to our employees, including our executive officers, in the form of cash bonuses under our Annual Incentive Compensation Plan. The purpose of annual incentive pay is to reward the attainment of certain shorter term, company wide financial and non-financial goals and the achievement of individual goals by our executive officers. The Compensation Committee and our Chief Executive Officer focus on the following factors when setting personal performance goals for our executive officers:

•	improving our financial performance and achieving key non-financial goals;

•	improving operational efficiency, safety, environmental stewardship and operating results;

•	using and encouraging the use and implementation of innovation and technology to improve our performance;

•	focusing on and improving customer care; and

•	fostering and improving our corporate culture.

The Compensation Committee, while considering our performance to be the most important factor when setting and approving annual incentive pay, ties such awards to both an executive’s achievement of our financial goals and achievement of individual goals.

Long-Term Incentives

Our Long-Term Incentive Plan provides for the granting of various types of awards, including restricted stock, stock options and non-equity performance units. We believe incentive compensation that is subject to market risk is a key ingredient in motivating executive performance to maximize stockholder value and align executive performance with our objectives and the long-term stockholder interests. The Compensation Committee believes that shares of restricted stock serve to provide actual ownership to the executive officers thereby aligning their interests more closely with our stockholders and promoting the retention of executive officers. The Compensation Committee believes that stock options and performance units give the executive officers incentives to increase the long-term performance of the Company, thereby increasing the price of our common stock and maximizing stockholder value. The Compensation Committee intends to utilize all forms of long-term incentives to motivate our executive officers to strive for long-term performance improvement and increased stockholder value.

In connection with our separation from Kerr-McGee Corporation in March 2006, unvested grants of Kerr-McGee stock options, restricted stock and performance units held by our employees and officers were forfeited and replaced with like valued grants of Tronox restricted stock and stock options. As a result, some of our executive officers received sizeable holdings of Tronox stock options and restricted stock. The decisions related to these stock options, restricted stock and performance unit grants were made by Kerr-McGee, not by us. It is not part of our current compensation philosophy to make such large grants of options, restricted stock or performance units to our executive officers.

Setting Executive Compensation

Based on the foregoing objectives and philosophy, the Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executive officers to achieve the business goals set by the Board and reward our executive officers for achieving such goals. In furtherance of this, the Compensation Committee has engaged Towers Perrin, an outside human resources consulting firm, to conduct an annual review of our total compensation program for the Chief Executive Officer, our other executive officers and our non-employee directors.

The Chairman of the Compensation Committee, with the assistance of members of management, works directly with the consultants to determine the scope of the work needed to assist the Compensation Committee in its decision-making process. For example, the consultants meet with the Chairman of the Compensation Committee to review issues and gain input on plan design and alternatives. In this process, the consultants interact with members of the Compensation Committee, the Chief Executive Officer and senior management to aid the development of our executive compensation strategy and approach to determining compensation levels.

Towers Perrin prepares competitive pay analyses regarding both the Comparison Group (defined below) and the broader market based upon nationally recognized, published compensation surveys and advises the Compensation Committee on the design of compensation programs for executive officers.

The Compensation Committee reviews our Chief Executive Officer’s performance. The Compensation Committee considers each element of the Chief Executive Officer’s total compensation and, using the market data and benchmarking information discussed below, sets the Chief Executive Officer’s target direct compensation (i.e., cash plus equity) for the following year. The Chief Executive Officer uses this same information to assist in setting the total direct compensation of our other executive officers. Although both the Compensation Committee and our Chief Executive Officer use benchmarking information to assist them in setting total direct compensation, they both primarily consider:

•	Company financial performance;

•	individual performance of the executive officer;

•	internal review of the executive officer’s compensation, both individually and relative to other officers; and

•	market data provided by our outside consultants.

Benchmarking of Compensation

As discussed above, we benchmark compensation levels as a tool to help us set appropriate compensation for our executive officers. In benchmarking compensation levels, the Compensation Committee looks at base salary, annual incentive targets and actual awards, the value of long-term incentive awards, the value of total direct compensation, and the prevalence of executive benefit and perquisite programs.

We benchmark pay for our executive officers using nationally recognized, published compensation surveys provided to us by Towers Perrin (the “Compensation Surveys”). Because the companies in the Compensation Surveys are of differing sizes, the data obtained from the Compensation Surveys is adjusted for company size based on revenues using a regression analysis to provide appropriate benchmarking numbers for comparison purposes. The data obtained from the Compensation Surveys is matched to specific job duties of our executive officers and presented to the Compensation Committee for review when setting or approving the total compensation of our executive officers.

Additionally, solely for comparison purposes, and taking into account differences in size, we use a peer group of comparable chemical companies to be representative of our industry and business activities (the “Comparison Group”) to compare the total direct compensation of our executive officers. Members of the Comparison Group currently are the following:

• Cabot Corp.	• Huntsman Corp.	• O M Group, Inc.
• Cytec Industries, Inc.	• Kronos Inc.	• PolyOne Corp.
• E.I. duPont de Nemours and Co.	• Lyondell Chemical Co.	• Rockwood Holdings, Inc.
• Ferro Corp.	• Minerals Technology, Inc.	• Rohm & Haas Co.
• Georgia Gulf Corp.	• N.L. Industries, Inc.	• The Valspar Corp.

We review the total compensation that the members of the Comparison Group pay because we compete with these companies and evaluate our performance against theirs.

Initially, we generally targeted the 40th percentile of the Compensation Survey data for base salary, the 50th percentile for annual incentive targets, the 50th percentile for long-term incentive grants and total direct compensation between the 40th and 50th percentiles of the Compensation Survey data (after appropriate adjustment for Company size). Actual pay level for each executive officer can vary from these targeted levels based on experience, job performance, actual duties and performance. Over time, we plan to begin targeting at or around the 50th percentile of the Compensation Survey data for officer base salaries assuming satisfactory performance by us and our executive officers. We set these target compensation levels because we only recently began operations as a separate, publicly traded company, our executive team members were in new roles as public company officers and our future performance needed to be established prior to increasing any base salaries and overall compensation levels.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions related to the compensation of our Chief Executive Officer and approves recommendations regarding all compensation decisions related to the compensation of our executive officers (other than the Chief Executive Officer). Decisions regarding the non-equity compensation of other executive officers are made by the Chief Executive Officer, subject to the approval of the Compensation Committee.

The performance of all of our employees, including our executive officers, is reviewed annually under our performance review process that is intended to drive improvements in individual and overall company performance. Our performance review process is comprised of the following elements:

•	the review of company wide objectives and financial performance and the employee’s contributions to the achievement of those objectives and performance;

•

the setting of individual performance objectives aligned with our business strategy and departmental objectives. The objectives are linked to specific core values and to our strategy, goals and budget;

•

the measuring of each individual’s performance against those objectives and our four core values. Our core values define and measure critical knowledge, attributes and behaviors, which we believe drive both corporate and individual success. Our core values are:

•	Dynamic Culture;

•	Customer Care;

•	Operational Excellence; and

•	Innovation and Technology.

•	the identifying of each individual’s strengths and weaknesses; and

•	The planning for employee development.

Our Chief Executive Officer semi-annually reviews the performance of each of our executive officers (other than our Chief Executive Officer whose performance is reviewed annually by the Compensation Committee) using the criteria established by our performance review process. Our Chief Executive Officer presents his conclusions and his recommendations based on his reviews of our executive officers’ performance with respect to salary adjustments, annual bonus and award amounts, and other compensation decisions to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any adjustments or awards to executive officers that are recommended by our Chief Executive Officer.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for our executive officers were:

•	base salary;

•	performance-based annual incentive compensation;

•	long-term incentive compensation; and

•	retirement and other benefits.

Base Salary

Applying the philosophy and procedures outlined above, the Compensation Committee established the base salary for our Chief Executive Officer and approved the salaries for our other executive officers as disclosed in the Summary Compensation Table on page 21 of this proxy statement. These base salaries for our executive officers were set in November 2005 in connection with our separation from Kerr-McGee and base salaries remained at that level as of December 31, 2006. However, in January 2007 the Compensation Committee approved a 3.5% overall merit increase in our total salary budget, which will be allocated among our non-bargaining U.S. employees, including our executive officers, that we believe have merited an increase in their base salary. The increases in base salary will commence in the first pay period after October 1, 2007. The Compensation Committee approved this increase in our overall salary budget to compete with increases instituted by comparable companies, to encourage retention and to reward employees who are performing well.

Performance-Based Incentive Compensation

We award performance-based incentive compensation to our executive officers from two sources: (i) our Annual Incentive Compensation Plan, and (ii) our Long-Term Incentive Plan. Non-equity performance-based awards are made either in the form of bonuses under our Annual Incentive Compensation Plan or in the form of performance units granted under our Long-Term Incentive Plan. Additionally, our Compensation Committee can grant equity performance-based awards in the form of restricted stock or stock options under our Long-Term Incentive Plan. As discussed under the “Compensation Philosophy and Objectives” section above, the Compensation Committee uses each of these forms of awards to motivate our executive officers in various ways.

Annual Incentive Compensation Plan

Our Annual Incentive Compensation Plan provides for the payment of cash bonuses to the executive officers and other employees based on our attainment of certain goals. Awards under the plan can range from 0% to 200% of an executive’s base salary depending on performance. Achieving the awards is tied to our achievement of certain financial measures and the executive achieving certain performance standards. Fifty percent (50%) of the total potential award is based on us achieving certain financial measures (the “Financial Measure Portion”). The remaining 50% of the total potential award is non-formulaic and is tied to an executive’s performance standards (the “Discretionary Portion”). The Financial Measure Portion is payable upon meeting certain threshold financial targets. Once the threshold financial targets are met, the Financial Measure Portion is calculated using a straight-line interpolation between the threshold level to 50% of the total potential award. In no event can the Discretionary Portion of the award exceed 50% of the total potential award.

For the Financial Measure Portion of the award, each of the financial measures is weighted such that achievement of that financial measure will contribute part of the potential Financial Measure Portion of the award, based on the weight assigned to each financial measure. The financial measures that we utilized for 2006 were (i) cash flow from operations, (ii) net income, and (iii) return on invested capital. We define “return on invested capital” as net income divided by invested capital (invested capital is total assets less cash minus non-interest bearing liabilities). We believe that these financial measures connect the executive’s ability to receive bonuses directly to us achieving the financial measures which will most benefit the stockholders. In 2006, the following performance criteria were applied:

Financial Measure	Weight	Threshold	Target	Maximum
Net income	35%	29.6% under performance goal	performance goal	57.3% over performance goal

Return on Invested Capital	30%	7.8%	9.5%	12.8%

Cash Flow	35%	9.0% under performance goal	performance goal	17.4% over performance goal

In 2006, no awards could be made under the Annual Incentive Plan unless we achieved the performance criteria set for minimum cash flow. We did not meet the performance criteria for minimum levels of cash flow and, as a result, no annual incentive bonuses were earned during 2006. Our performance goals are set annually in good faith as reasonably expected and achievable targets based on internal forecasts and budgeting procedures and various other factors and are approved by the Board of Directors. These performance goals require the Company to execute on its business plans and are subject to outside market forces. We consider our performance goals set forth above to be highly confidential and believe that disclosure of our performance goals would cause competitive harm to us. The Compensation Committee uses diligent efforts to set the performance goals for the Annual Incentive Plan at levels that it anticipates will be difficult, but not impossible or nearly impossible to achieve. The Compensation Committee reviews our historical performance and our projections regarding our operations for the upcoming fiscal year to set our performance goals for that upcoming fiscal year.

The table below sets forth the amounts that would have been payable to our executive officers for different performance levels under the Annual Incentive Compensation Plan for 2006.

Position	Executive Officer	Target Percentage	Financial Measure Threshold	Financial Measure Target	Financial Measure Maximum	Discretionary Maximum (1)	Actual (2)
CEO	Thomas W. Adams	100%	$164,000	$328,000	$656,000	$656,000	$0
COO	Marty J. Rowland	65%	$58,338	$116,675	$233,350	$233,350	$0
CFO	Mary Mikkelson	60%	$49,800	$99,600	$199,200	$199,200	$0
VP, General Counsel and Secretary	Roger G. Addison	45%	$31,725	$63,450	$126,900	$126,900	$0
VP, Supply Chain and Strategic Sourcing	Gregory E. Thomas	45%	$27,881	$55,761	$111,521	$111,521	$0

(1)	The Compensation Committee, with respect to the Chief Executive Officer, and the Chief Executive Officer, with respect to all other executive officers, have the right to make discretionary awards under the Annual Incentive Compensation Plan up to the amount set forth in this column. The financial measure threshold, target and maximum amounts set forth in this table do not include any amounts related to the 50% of the annual incentive pay that is discretionary.

(2)	No awards, including discretionary awards, were made in 2006 under the Annual Incentive Compensation Plan because we did not meet the minimum cash flow performance criteria, which the Compensation Committee set as an initial trigger for 2006 that had to be met before any awards were payable under the Annual Incentive Compensation Plan.

For fiscal year 2007, the Annual Incentive Compensation Plan continues to utilize the same financial metrics; however, the weighting has been changed as reflected below:

Financial Measure	Weight	Threshold	Target	Maximum
Cash Flow	50%	45% under performance goal	performance goal	45% over performance goal

Net income	25%	55% under performance goal	performance goal	55% over performance goal

Return on Invested Capital	25%	2.7%	5.7%	8.8%

The requirement that we achieve a minimum level of cash flow was not imposed for 2007. The minimum cash flow requirement was established as a triggering factor before any awards could be made in 2006 because we had just begun operations as a stand-alone company following our separation from Kerr-McGee and our anticipated cash flow and operating performance had never been reviewed as a stand-alone company. The Compensation Committee removed the minimum cash flow requirement as a triggering factor in 2007 because the Compensation Committee determined that employees should not be penalized for failing to meet one performance goal if they achieved one or more of the other performance goals. It did, however, increase the weighting assigned to the minimum cash flow performance criteria to emphasize that it is our most important performance criteria. The Compensation Committee does not believe these target levels are easily achievable and will require the executive officers to be focused and diligent in order to attain these target levels.

The 50% portion of the potential award that is discretionary is based on the executive officer’s individual contributions toward our overall success. The Compensation Committee determines this discretionary portion with respect to the annual incentive pay of our Chief Executive Officer. Our Chief Executive Officer determines this discretionary portion with respect to our other executive officers, subject to the Compensation Committee’s review and approval. The maximum discretionary amount that can be awarded to each executive officer is equal to the maximum amount that can be awarded to that executive officer if all of the company financial performance goals set forth above have been met. Our Chief Executive Officer and the Compensation Committee have the right to make discretionary annual incentive pay awards even if we do not meet any of the financial performance goals set forth above.

Long-Term Incentive Compensation

Our Long-Term Incentive Plan has three principal components that we have utilized to this point to provide incentives to our employees:

•	awards of restricted stock;

•	awards of stock options; and

•	awards of performance units.

We believe that these components of the Long-Term Incentive Plan reward different types of behavior in our executive officers and provide different advantages to us in certain situations.

The stockholders have approved the use of stock options and restricted stock awards, tied to our long-term performance, to provide long-term incentive compensation for our key executive officers. We believe that the use of stock-based compensation to establish a direct relationship between the compensation of executive officers and the value of our stock helps ensure continued alignment between the interests of the executive officers, our interests and the interests of our stockholders. We also believe that equity incentives are important tools for attracting and retaining key employees by rewarding long-term management performance based on objectively measured results.

The total amount of long-term incentive awards granted to each executive officer, including the Chief Executive Officer, is benchmarked against the Compensation Survey data based on the position and estimated value of the award considering each officer’s performance, level of responsibility, prior awards to the officer and awards made within the companies covered by the Compensation Survey. The Compensation Committee generally targets at or around the 50th percentile as compared to the companies covered by the survey data. In connection with the adoption of our Long-Term Incentive Plan in November 2005, the Compensation Committee decided to limit the usage rate of available shares under the Long-Term Incentive Plan in order to manage dilution to our stockholders.

Equity awards were granted to our executive officers in connection with the initial public offering of our common stock in November 2005. Our general policy now is to grant equity awards once per year in January except as to new hires and in association with promotions. Therefore, based on this policy, no equity awards were granted to our executive officers in fiscal year 2006.

We allocated 35% of the total value of long-term incentive awards granted in November 2005 in the form of stock options and 65% in the form of restricted stock grants. By using a mix of stock options and restricted stock grants, we are able to compensate our executive officers for sustained increases in our stock performance. For fiscal 2007, the Compensation Committee is allocating 50% of the total value of the desired long-term incentive award in the form of performance units, 25% in the form of restricted stock grants and 25% in the form of stock options.

Restricted Stock

Restricted stock grants provide plan participants with an underlying value in our class A common stock and are intended to be direct compensation to the executive after a three year “cliff” vesting period with no other vesting requirements other than the executive officer remaining employed at that time. If an executive or director terminates service by reason of disability, death or retirement prior to the expiration of a restriction period, the restriction period lapses and the shares will be delivered to the recipient. Unless the Compensation Committee provides otherwise, a termination of the service for other reasons prior to the expiration of the applicable restriction period will result in a forfeiture of the restricted stock. Prior to the restriction lapsing on the restricted stock shares, the recipient is entitled to receive dividends and is entitled to vote such restricted stock.

Stock Options

Stock option grants of class A common stock are used to reward company growth and stock price performance. Newly promoted executives, other than executive officers, are granted any stock options awarded to them on account of their promotion on the first business day of the month following their promotion. Newly hired executive officers are granted options at the next Compensation Committee meeting following their hire date. Newly hired executives, other than executive officers, are granted any stock option awarded to them on the day they first report to the job as an employee.

Options are granted at the New York Stock Exchange’s average of the high and low price of our Class A common stock on the date of the grant.

The options granted vest at a rate of 33.3% per year over the first three years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. An option terminates and may no longer be exercised three months after an optionee ceases to be an employee for any reason other than cause, total disability, death or retirement. The options terminate if an employee is terminated for cause. If employment is terminated by reason of total disability, retirement or death, all options held will vest and may be exercised within the next four years, but not beyond the end of the option term.

Performance Units

Performance units are certificates of potential value, payable in cash at the end of a specified performance period if established financial performance levels are achieved. This incentive is intended to reward key employees for effective management of the business over a multi-year period and to tie such awards to long-term performance measures reflecting stockholder return. The Compensation Committee can grant performance units under our Long-Term Incentive Plan. Through December 31, 2006, no performance units had been granted under the Long-Term Incentive Plan.

Initial awards of performance units were made for 2007. The initial performance measure is a three-year total stockholder return relative to the Comparison Group beginning January 1, 2007, and ending December 31, 2009. Total stockholder return is calculated in the same method as the total stockholder return reflected in our Annual Report accompanying this proxy statement. The total stockholder return will be measured for us and the Comparison Group from the first to the last trading day of the performance cycle. New awards and therefore new performance cycles may be granted in future years and such performance cycles would begin in January and end three years later. When granted, the target value for our performance units is $1.00, though the actual value realized depends on how well we perform against our Comparison Group. Performance units pay out only when we hit minimum performance relative to our Comparison Group at the end of the performance cycle. Our performance levels for performance units measured against the January 1, 2007 – December 31, 2009 performance cycle are shown in the table below:

Performance Level	Company Performance Relative to Comparison Group(1)
Maximum	Relative TSR(2) of 75th percentile or greater
Target	Relative TSR of 50th percentile
Threshold	Relative TSR of 40th percentile
Below Threshold	Relative TSR of less than 40th percentile

(1)	See page 12 for a list of the companies comprising our Comparison Group.

(2)	“TSR” means total stockholder return and is measured as the stock price plus dividends paid over the relevant performance period.

Additionally, as a trigger for any performance units to vest and be paid, we must have a positive total stockholder return for the performance cycle. That is, no payout may be earned if our total stockholder return is negative, regardless of our total stockholder return relative to the Comparison Group.

The percentage of performance units that will be earned as a result of achieving the performance levels set forth in the table above are as follows:

Performance Level	% of Target Performance Units Earned
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0%

Payout will be calculated using straight-line interpolation for performance levels between “Threshold” and “Target” and “Target” and “Maximum.”

A performance unit will terminate if the participant does not remain continually employed by us or does not continue to perform service for us at all times during the applicable performance period except as may be determined by the Compensation Committee. Special consideration (i.e., pro rata awards) may be made for death, total disability or retirement after completing at least one month of a performance cycle in accordance with the procedures established by the Compensation Committee.

Retirement and Other Benefits

All of our U.S. employees are eligible to participate in our retirement plans and our savings plans.

Retirement Plans

All of our U.S. employees, including our executive officers, are eligible to participate in our retirement plans. We have established a qualified defined benefit retirement plan (the “Qualified Plan”) and a nonqualified benefits restoration plan (the “Benefits Restoration Plan” and together with the Qualified Plan, the “Retirement Plans”) that provides benefits that would be provided under the Qualified Plan but for limitations imposed by the Internal Revenue Code on qualified plan benefits. We believe that providing our employees with retirement benefits promotes retention of employees and continuity of services. For a detailed summary of our Retirement Plans see the discussion under the “Pension Benefits” section below.

Savings Plans

We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all U.S.-based employees, including our executive officers, are able to contribute the lesser of up to 15% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. Through December 31, 2006, we matched 100% of the first 6% of pay that each employee contributed to our Savings Plan. Effective January 1, 2007, we changed our match to 75% of the first 6% of pay that each employee contributes to our Savings Plan. All contributions to the Savings Plan, as well as any matching contributions, are fully vested upon contribution.

In addition to the Savings Plan, executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan,

we will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans.

Perquisites

Perquisites are not a significant part of our total compensation package. None of our executive officers received perquisites in amounts that are required to be reported by SEC rules and regulations.

Non-Employee Director Compensation

Our non-employee director compensation is intended to attract and retain qualified, outstanding individuals to help guide us. We have set our annual retainer for non-employee directors at a level that allows us to compete in the market for such individuals.

Director and Officer Stock Holdings

We believe that ownership of our stock by our executive officers and Board of Directors promotes commitment to our long-term success. We have established stock ownership guidelines expressed as a multiple of each officer’s base salary or Board members’ annual retainer fees for our executive officers and Board of Directors. The Compensation Committee periodically reviews the guidelines and stock ownership levels. These targets are as follows:

Name	Office	Holdings Target Percent	As of March 19, 2007
Thomas W. Adams	Chief Executive Officer	400%	377%
Marty J. Rowland	Chief Operating Officer	300%	212%
Mary Mikkelson	Chief Financial Officer	200%	195%
Roger G. Addison	VP, General Counsel and Secretary	100%	132%
Gregory E. Thomas	VP, Supply Chain and Strategic Sourcing	100%	192%
Jerome Adams	Non-employee director	400%	205%
Robert D. Agdern	Non-employee director	400%	152%
David G. Birney	Non-employee director	400%	152%
Peter D. Kinnear	Non-employee director	400%	205%
Bradley C. Richardson	Non-employee director	400%	205%

Each officer and director has up to three years from the later of December 16, 2005, or their start date as an executive officer or director to reach the target holdings. Restricted stock holdings by the officers and directors for which restrictions have not yet lapsed may be included in the calculation.

Tax, Accounting and Other Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee has determined that the only executive compensation that could possibly fall outside of Section 162(m) levels would be the compensation paid to our Chief Executive Officer and as such has determined that it may award nondeductible compensation when it believes that such awards are in the Company’s best interest, balancing short-term tax efficiency with the Company’s long-term strategic objectives. We believe that elements of our total compensation package, such as stock options and performance units, qualify as performance-based compensation under Rule 162(m); however, if the amount of non-performance based compensation for any of our executive officers exceeds $1,000,000 in 2007, any amounts over $1,000,000 will not be deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments including those made under our Long-Term Incentive Plan in accordance with the requirements of FASB Statement 123(R).

Other Benefits

In addition, certain executive officers received cash payments under the Kerr-McGee 2005 Retention Bonus Program which were not earned or paid until 2006. These payments were made to encourage key employees, including some of our executive officers, to remain our employees throughout our transition period from a wholly owned subsidiary of Kerr-McGee to a publicly traded, independent, stand-alone company.

Post Termination and Change of Control

In connection with our separation from Kerr-McGee, prior to the initial public offering, we agreed to offer to enter into continuity agreements with our executive officers and to adopt other plans that were essentially identical to Kerr-McGee’s plans. The following plans and agreements currently will provide compensation to our executive officers upon their termination or a change in control:

•	continuity agreements entered into with each of our executive officers;

•	our Qualified Plan;

•	our Benefits Restoration Plan;

•	our 2006/2007 Involuntary Termination Plan for U.S. Non-Bargaining Employees (“ITP Plan”) (See “Potential Payments Upon Termination or Changes in Control for a description of the ITP Plan); and

•	our Long-Term Incentive Plan.

The Continuity Agreements are for a term of three years and were intended to provide to the executives certain assurances in order to retain such executives during the uncertainty and transition in connection with becoming a stand-alone public company. The rationale for benefits offered by the above plans is to be competitive with other employers who provide similar or enhanced benefits, and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a change of control situation or threat. It is our belief that maintaining such benefits will help keep the management team focused on our performance and the benefit to the stockholders in the event of a change in control. Except for the vesting of awards made under our Long-Term Incentive Plan, each plan or agreement with a change in control provision contains a “double trigger” so that if (i) there is a change of control, and (ii) an executive officer’s employment is terminated either involuntarily without “cause” or voluntarily for “good reason” the executive will be eligible for the change of control benefits. We believe that a double trigger enhances the likelihood that an executive would remain with us after a change of control and this protects both us and our stockholders’ value in maintaining the management team, and the executive in providing certainty and incentive. We believe that a single trigger on a change in control for awards under our Long-Term Incentive Plan is appropriate in order for our total compensation package to be competitive in the labor market for executive officers and because after a change in control our equity would likely be changed to the point that would prevent measurement of our performance on a consistent basis before and after the change in control.

SUMMARY COMPENSATION TABLE FOR YEAR-ENDED DECEMBER 31, 2006

The following table sets forth the total compensation awarded or paid to or earned by our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers for the year ending December 31, 2006. We have not entered into any employment agreements with our executive officers.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)		Total ($)
Thomas W. Adams, Chief Executive Officer	2006	656,000	0	170,674	828,214	58,480	(5)	1,713,368

Mary Mikkelson, Senior VP & Chief Financial Officer	2006	332,000	0	36,239	59,767	24,652	(6)	452,658

Marty J. Rowland, Chief Operating Officer	2006	359,000	0	49,432	147,602	38,029	(7)	594,063

Roger G. Addison, VP, General Counsel & Secretary	2006	282,000	0	25,217	566,032	19,010	(8)	892,259

Gregory E. Thomas, VP, Supply Chain and Strategic Sourcing	2006	247,824	247,824(1)	13,527	816,995	17,954	(9)	1,344,124

(1)	Mr. Thomas received a bonus under the Kerr-McGee 2005 Retention Bonus Program. The bonus was not earned or paid until 2006. Bonuses were paid to Mr. Thomas and to other employees to encourage them to remain our employees throughout our transition period from a wholly owned subsidiary of Kerr-McGee to a publicly traded, independent company.

(2)	The amounts in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Long Term Incentive Plan and thus include awards that were made prior to 2006 that vested in 2006. For additional information on the valuation assumptions refer to note 16 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense recognized in 2006 for these awards including the impact of estimated forfeitures, which is excluded from recognition in the financial statements, and do not correspond to the actual value that will be recognized by the executive officers.

(3)	The amounts in this column were not actually paid to executive officers in 2006 but rather reflect only the aggregate change in the actuarial present value of each executive officer’s accumulated benefits under the Qualified Plan and the Benefits Restoration Plan for the 2006 fiscal year. We do not sponsor any deferred compensation plans or programs. As a result, none of our executive officers had any nonqualified deferred compensation earnings in 2006.

(4)	Amounts shown in the “All Other Compensation Column” generally consist of:

•	matching 401(k) plan contributions that we made pursuant to our Savings Plan (the Savings Plan is more fully described on page 18 under the heading “Savings Plans”);

•

amounts contributed under our Savings Restoration Plan, which (the Savings Restoration Plan is more fully described on page 18 under the heading “Savings Plans”), which provides the benefits that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code;

•	imputed income on group term life insurance; and

•	dividends paid on restricted stock held by our executive officers.

(5)	Includes matching contributions of $13,200 under our Savings Plan, $26,160 of contributions under our Savings Restoration Plan, $2,182 of imputed income on group term life insurance and $16,938 paid as a dividend on the 82,600 shares of restricted stock that Mr. Adams owned from April to June and the 128,077 shares of restricted stock that he owned from July to December.

(6)	Includes matching contributions of $13,200 under our Saving Plan, $6,720 of contributions under our Savings Restoration Plan, $1,015 of imputed income on group term life insurance and $3,717 paid as a dividend on the 17,500 shares of restricted stock that Ms. Mikkelson owned from April to June and 28,422 shares of restricted stock that she owned from July to December.

(7)	Includes matching contributions of $12,427 under our Saving Plan, $9,113 of contributions under our Savings Restoration Plan, $11,500 of relocation related payments paid on Mr. Rowland’s behalf and $4,989 paid as a dividend on the 23,900 shares of restricted stock that he owned from April to June and the 37,940 shares of restricted stock that he owned from July to December.

(8)	Includes matching contributions of $12,365 under our Saving Plan, $4,266 contributions under our Savings Restoration Plan and $2,379 paid as a dividend on the 12,200 shares of restricted stock that Mr. Addison owned from April to June and the 17,690 shares of restricted stock that he owned from July to December.

(9)	Includes matching contributions of $12,545 under our Saving Plan, $2,288 of contributions under our Savings Restoration Plan and $3,121 paid as a dividend on the 6,600 shares of restricted stock that Mr. Thomas owned from April to June and the 27,905 shares of restricted stock that he owned from July to December.

Other than options and restricted stock that we issued in substitution for Kerr-McGee performance units, options and restricted stock forfeited on March 30, 2006 in connection with our separation from Kerr-McGee, we did not grant any stock options, restricted stock or make any other form of equity awards to our executive officers in 2006. Executive officers were eligible to receive bonuses in 2006 under our Annual Incentive Compensation Plan; however, the performance goals set forth under our Annual Incentive Compensation Plan were not met in 2006 and, therefore, no bonuses were earned in 2006.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table sets forth the number and value of our outstanding equity awards held by each of our named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Name	Exercisable	Unexercisable
Thomas W. Adams, Chief Executive Officer	34,066	9,792 54,876 68,134	(2) (2)	8.6814 9.9305 14.00	01/13/2014 01/11/2015 11/22/2015	128,077	(2)(3)	2,047,951

Mary Mikkelson, Senior VP & Chief Financial Officer	7,233	21,269 14,467	(2)	9.9305 14.00	01/11/2015 11/22/2015	28,422	(2)(4)	454,468

Marty J. Rowland, Chief Operating Officer	9,866	2,580 18,991 19,734	(2) (2)	8.6814 9.9305 14.00	01/13/2014 01/11/2015 11/22/2015	37,940	(2)(5)	606,661

Roger G. Addison, VP, General Counsel & Secretary	5,033	10,067		14.00	11/22/2015	17,690	(2)(6)	282,863

Gregory E. Thomas, VP, Supply Chain and Strategic Sourcing	2,700	6,932 18,991 5,400	(2) (2)	8.6814 9.9305 14.00	01/13/2014 01/11/2015 11/22/2015	27,905	(2)(7)	446,201

(1)	All options vest at a rate of 33.3% per year from the date of grant. Each option has a ten-year term and was granted on the date that is ten years prior to the Option Expiration Date for that option.

(2)	Upon our separation from Kerr-McGee on March 30, 2006, all unvested Kerr-McGee stock options, restricted stock and performance unit awards held by our employees not then eligible for retirement, including our executive officers, were forfeited and replaced with a number of Tronox stock options and restricted stock awards that had an equivalent value as the Kerr-McGee stock options, restricted stock awards and performance units that were forfeited. All compensation decisions with respect to grants of Kerr-McGee stock options, restricted stock and performance units prior to our separation from Kerr-McGee were made by Kerr-McGee, including the conversion ratio for determining how many Tronox stock options or shares of restricted stock our employees would receive upon conversion of their unvested Kerr-McGee stock options, restricted stock and performance units.

(3)	Includes 45,476 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.

(4)	Includes 10,922 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.

(5)	Includes 14,040 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.

(6)	Includes 5,490 shares of restricted stock that were substituted for Kerr-McGee performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.

(7)	Includes 21,305 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.

(8)	Market values are based on the closing price for our class A common stock on the New York Stock Exchange on December 29, 2006, which was $15.99 per share.

PENSION BENEFITS FOR THE YEAR-ENDED DECEMBER 31, 2006

We maintain two retirement plans in which our employees, including our executive officers, may participate:

(i) a tax qualified defined benefit retirement plan and related trust for all employees (the “Qualified Plan”); and

(ii) a nonqualified benefits restoration plan that provides benefits that would be provided under the Qualified Plan but for limitations imposed by the Internal Revenue Code on qualified plan benefits (the “Benefits Restoration Plan,” and together with the Qualified Plan, the “Retirement Plans”).

Prior to our separation from Kerr-McGee, our employees participated in substantially identical plans sponsored by Kerr-McGee. As part of our separation from Kerr-McGee, we established the Retirement Plans and the trusts related to our Retirement Plans accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our Retirement Plans.

Retirement benefits are calculated based upon years of service and “final average monthly compensation.” An employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 60). A discussion of the eligibility for, and the methods of calculating, normal retirement benefits, early retirement benefits and enhanced early retirement benefits under the Qualified Plan follows the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas W. Adams	Qualified Plan	24.083	512,716	—
	Benefits Restoration Plan	24.083	1,763,348	—

Mary Mikkelson	Qualified Plan	2.833	52,291	—
	Benefits Restoration Plan	2.833	75,234	—

Marty J. Rowland	Qualified Plan	5.25	132,145	—
	Benefits Restoration Plan	5.25	182,503	—

Roger G. Addison(1)	Qualified Plan	29.583	953,359	—
	Benefits Restoration Plan	29.583	1,417,983	—

Gregory E. Thomas(1)	Qualified Plan	29.333	810,431	—
	Benefits Restoration Plan	29.333	1,203,220	—

(1)	Messrs. Addison and Thomas are currently eligible for early retirement under the Qualified Plan. See the narrative following this table for a discussion of eligibility requirements for early retirement and the method used to calculate early retirement benefits.

(2)	The present value of the accumulated benefits for each executive officer was determined using the Financial Accounting Standards Board Statement No. 87 (FAS 87) assumptions in effect on December 31, 2006. As of December 31, 2006, the discount rate established by the Company was 5.75%. The assumed lump-sum interest rate for lump sums paid more than three years in the future was 5.25%. The assumed annuity purchase rate for lump sums paid from the Benefits Restoration Plan was 5.25%.

Qualified Plan

The material factors necessary for an understanding of our Qualified Plan are set forth below:

Eligibility

Normal Retirement Benefits

All employees become eligible for participation in the Qualified Plan on the first anniversary date of their date of hire. Employees become eligible for normal retirement benefits when they reach age 65 and have either five (5) years of vesting service (less any leaves of absence in excess of twelve months) or five (5) years of participation in the Qualified Plan. Employees who become disabled and are eligible to receive disability under our Long-Term Disability Plan continue to accrue credit for service during the time when they are disabled. Earnings after disability are assumed to be the pay rate prior to the disability. If the employee recovers prior to age 65, earnings and service accrue only through the date of recovery unless the employee returns to work.

Early Retirement Benefits

Employees become eligible for early retirement when they reach age 52 and have 10 years of vesting service.

Enhanced Early Retirement Benefits

Enhanced early retirement benefits will be provided to eligible employees that are involuntarily terminated as a direct result of the elimination of a position of employment or the closure of all or any part of our United States’ operations and that also meet one of the following eligibility requirements at termination:

•	Group I – Age 50 with 8 years of service;

•	Group II – Age plus years of service exceeds 60, with at least 5 years of vesting service.

Solely for determining eligibility for enhanced early retirement benefits, employees will receive two weeks of additional credits for each year of actual vesting service. The additional credits will be added to both the employee’s age and service but the credit added to each category may not exceed 52 weeks. The additional credits are used solely for determining eligibility for enhanced retirement benefits.

Termination Benefits

All employees are 100% vested upon completion of five (5) years of vesting service. Any employees that are vested will receive termination benefits if the employee terminates his or her service prior to age 65 for any reason other than death or early retirement.

Death Benefits

In order to receive death benefits an active employee must die after becoming vested.

Benefits

Except with respect to termination benefits and death benefits, unless the employee elects otherwise, all retirement benefits are paid on a “Joint and 50% Contingent” basis if the employee is married and eligible for early, normal or late retirement at termination of service. This means that income is paid for the life of the employee and with 50% of such amount payable during the lifetime of the surviving spouse upon the employee’s death. If the employee is single or if the employee is married but not eligible for early, normal or late retirement at termination of service, all retirement benefits are paid for the life of the employee. There are numerous alternative payout options that employees may elect under the Qualified Plan, all of which are actuarially equivalent to the standard forms of income described above.

The methods of calculating each form of retirement benefit available under the Qualified Plan are set forth below:

Normal Retirement Benefits

Normal retirement benefits are equal to the sum of the First Formula (defined below) and the Second Formula (defined below).

First Formula (for credited service prior to March 1, 1999):

(1)	1.1% of final average monthly compensation times credited service plus

(2)	0.5% of final average monthly compensation in excess of social security covered compensation times actual credited service up to 35 years.

Second Formula (for credited service on or after March 1, 1999):

(1)	1.667% of final average monthly compensation times credited service, not in excess of 30 years plus

(2)	0.75% of final average monthly compensation times credited service in excess of 30 years minus

(3)	1.0% of primary social security benefit times credited service at normal retirement date not in excess of 30 years times the ratio of actual credited service after March 1, 1999, to projected credited service after March 1, 1999, at age 65.

Early Retirement Benefits

Early retirement benefits are determined based on the formula for normal retirement benefits set forth above using the employee’s final average monthly compensation and service at the early retirement date, with the Second Formula and Part (1) of the First Formula multiplied by the Nonintegrated Early Retirement Factor (set forth below) and Part (2) of the First Formula multiplied by the Integrated Early Retirement Factor (set forth below).

Age	Nonintegrated Early Retirement Factor*	Integrated Early Retirement Factor
62+	1.00	1.00
61	1.00	.95
60	1.00	.90
59.95		.85
58.90		.80
57.85		.75
56.80		.675
55.75		.60
54.70		.55
53.65		.50
52.60		.45

Enhanced Early Retirement Benefits

Enhanced early retirement benefits are equal to the sum of the First Enhanced Retirement Formula (defined below) and the Second Enhanced Retirement Formula (defined below). Enhanced early retirement benefits may begin immediately on termination (but not earlier than actual attainment of age 50) or may be deferred at the employee’s option to a later date, but no later than age 65.

First Enhanced Retirement Formula

(1)	1.1% of the final average monthly compensation times credited service before March 1, 1999, times the Enhanced Early Retirement Factor plus

(2)	0.5% of the final average monthly compensation in excess of social security covered compensation times actual credited service before March 1, 1999, up to 35 years times Regular Early Retirement Factor (defined below)

Second Enhanced Retirement Formula

(1)	1.667% of final average monthly compensation times credited service on or after March 1, 1999, plus 3 years, not in excess of 30 years plus

(2)	0.75% of final average monthly compensation times credited service on or after March 1, 1999, plus 3 years, in excess of 30 years minus

(3)	1.0% of primary social security benefit times credited service at normal retirement date not in excess of 30 years times (credited service on or after March 1, 1999, plus 3 years divided by credited service on or after March 31, 1999, at normal retirement date)

multiplied by

(4)	the Enhanced Early Retirement Factor.

The Retirement Factors used to calculate the enhanced early retirement benefits for Group I employees are set forth below:

Age	Enhanced Early Retirement Factor*	Regular Early Retirement Factor
62+	1.00	1.00
61	1.00	.95
60	1.00	.90
59	1.00	.85
58	1.00	.80
57	1.00	.75
56.95		.675
55.90		.60
54.85		.55
53.80		.50
52.75		.45
51.70		.40
50.65		.35

*	Reflects an unreduced retirement benefit at age 57.

The Retirement Factors used to calculate the enhanced early retirement benefits for Group II employees are set forth below:

Age	Enhanced Early Retirement Factor*	Regular Early Retirement Factor
62+	1.00	1.00
61	1.00	.95
60	1.00	.90
59	1.00	.85
58.95		.80
57.90		.75
56.85		.675
55.80		.60
54.75		.55
53.675		.50
52.60		.45
51.55		.40
50.50		.35

*	Reflects an unreduced retirement benefit at age 59.

Termination Benefits

Termination benefits are based on employee’s accrued normal retirement benefits adjusted for early commencement as for early retirement but, with the Second Formula and Part (1) of the First Formula multiplied by the Nonintegrated Early Commencement Factor (set forth below) and Part (2) of the First Formula multiplied by the Integrated Early Commencement Factor (set forth below).

Age	Nonintegrated Early Commencement Factor	Integrated Early Commencement Factor
62+	1.00	1.00
61	1.00	.95
60	1.00	.90
59.90		.85
58.825		.80
57.75		.75
56.675		.675
55.60		.60
54.55		.55
53.50		.50
52.45		.45

Termination benefits are payable for life only commencing at age 52.

Death Benefits

The employee’s beneficiary will receive an income payable for five (5) years certain and life only or a lump sum that can be provided by the present value of the accrued deferred retirement income.

Benefits Restoration Plan

Our Benefits Restoration Plan provides benefits that would be provided under the Qualified Plan but for limitations imposed by the Internal Revenue Code on qualified plan benefits. The formula used to calculate benefits under the Benefits Restoration Plan are the same as those which are used under the Qualified Plan. We have also made provision under the Benefits Restoration Plan for the crediting of additional years of age and service to certain executive officers, including the named executive officers, whose employment is terminated under certain circumstances following a change in control of the Company. See the description in “Potential Payments Upon Termination or Changes In Control” below for details.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGES IN CONTROL

We will be obligated to make certain payments to our executive officers or accelerate the vesting of their equity awards upon a termination of their employment or upon a change in control pursuant to the following plans or agreements:

(1)	continuity agreements entered into with each of our executive officers;

(2)	our Qualified Plan;

(3)	our Benefits Restoration Plan;

(4)	our 2006/2007 Involuntary Termination Plan for U.S. Non-Bargaining Employees (the “ITP Plan”); and

(5)	our 2005 Long-Term Incentive Plan (the “Long-Term Incentive Plan”).

We were required to enter into certain employee benefit plans, including the continuity agreements and the plans listed above, pursuant to the Employee Benefits Agreement between us and Kerr-McGee dated November 28, 2005 (the “Employee Benefits Agreement”). Because we were a controlled subsidiary of Kerr-McGee at that time, Kerr-McGee determined the terms of the Employee Benefits Agreement, which required us to adopt employee benefits plans on substantially the same terms as those sponsored by Kerr-McGee upon our separation from Kerr-McGee on March 30, 2006.

Continuity Agreements

We have continuity agreements with each of our executive officers as well as with other key employees. The continuity agreements provide certain benefits in the event of a qualifying termination that occurs in connection with a “change in control” of the Company. The continuity agreements for our executive officers have a term of three (3) years from the date of our initial public offering (November 28, 2005) and automatically renew for an additional year thereafter on each successive anniversary of the effective date unless we notify the executive officer at least 180 days prior to the renewal date that we are not renewing the continuity agreement.

A change in control will be deemed to have occurred under the continuity agreements if, prior to the end of the term of the continuity agreements:

(1)	a person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding common stock;

(2)	we consummate a merger or other business combination, sell 50% or more of our assets, liquidate, dissolve or any combination of these transactions other than a transaction where our stockholders prior to the transaction own at least 60% of the voting power of the surviving or resulting corporation

(3)	within any 24 month period, the directors at the beginning of such period (the “Incumbent Directors”) cease to constitute a majority of our board of directors for any reason other than death (any director elected after the start of such period will be considered Incumbent Directors if at least two-thirds of the Incumbent Directors recommended or approved such director); or

(4)	if a majority of the members of the board in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction will be deemed a change in control and such proposed transaction is consummated.

Pursuant to the continuity agreements, executive officers must sign a general release upon our request.

Payments Made Upon Termination Other than for Cause, Death or Disability or Upon Termination for Good Reason by the Executive Officer

In the event that an executive officer is terminated within two years after a change in control (or in anticipation of a change in control under certain circumstances) other than for cause, death or disability or if the executive officer resigns for good reason, such executive officer will be entitled to receive the following amounts in a lump sum cash payment in the following amounts:

(1)	three times the sum of (i) the executive officer’s annual base salary, and (ii) the higher of the average of the actual bonuses earned by the executive officer in the three years prior to the year the change in control occurs or the executive officer’s target bonus in the year of his or her termination;

(2)	seven percent (7% ) of the executive officer’s annual base salary in effect at the time of the change in control in lieu of continuation of pay of any perquisites being provided to the executive officer at that time;

(3)	any accrued but unpaid annual base salary through the date of termination;

(4)	the unpaid portion of any bonuses previously earned by the executive officer plus the pro-rata portion of any bonus to be paid to the executive office in the year of termination;

(5)	any deferred compensation and accrued vacation pay;

(6)	an amount equal to the value of any performance units that the executive officer would have earned had the end of the performance period been the date of the change in control, or, if greater, the target number of performance units under the award;

(7)	additional pension contributions in an amount equal to our contribution under our 401(k) plan, profit sharing or other savings pension plans for the three (3) year period following the date of termination (based upon assumed rates of contribution at the participation level of the executive officer in effect as of the last day the executive officer was allowed to participate);

(8)	the difference between the discounted present value (i.e., lump sum value) of the annuity benefit the executive officer is entitled to receive under our qualified and nonqualified defined benefit retirement programs calculated through the date of termination and the discounted present value (i.e., lump sum value) the executive officer would be entitled to receive under such retirement programs after crediting the executive officer with an additional five years of age and an additional five years of service up to a maximum age of 65 as if the executive officer had been paid at the rate used to calculate the payments in (1) and (2) above.

The executive officer shall also be entitled to the following:

(1)	continued medical, dental, vision and life insurance coverage for the executive officer and his or her eligible dependents for a period ending on the earlier of three years following the date of termination or the commencement of comparable coverage by the executive officer with a subsequent employer;

(2)	immediate 100% vesting of all outstanding stock options, stock appreciation rights and restricted stock issued by us;

(3)	if requested by the executive officer, outplacement services by a professional outplacement provider selected by the executive officer (total cost to us cannot exceed 10% of the executive officer’s annual base salary); and

(4)	a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against the executive officer pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, based upon the payments discussed above, the vesting of any stock option, stock appreciation or similar rights under any benefit plan and the payment of the “gross-up” amount.

Payments Made Upon Termination for Death, Disability or Retirement

If the executive officer’s employment is terminated by reason of death, disability or retirement, the executive officer will receive:

(1)	any accrued but unpaid annual base salary through the date of termination;

(2)	the pro-rata portion of the executive officer’s target bonus in the year of termination (calculated through the date of termination); and

(3)	any deferred compensation and accrued vacation pay.

Qualified Plan

Executive officers who are eligible under the Qualified Plan will receive benefits upon their death, disability or retirement. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily as a direct result of the elimination of his or her position of employment or the closure of all or any part of our United States operations. See the discussion under “Pension Benefits – Qualified Plan” for a detailed summary of the Qualified Plan.

Benefits Restoration Plan

If an executive officer is terminated other than for cause or the executive officer terminates his or her employment for good reason within two years of a change in control, then that executive officer’s retirement income under the Benefits Restoration Plan will be determined by crediting the executive officer with five (5) more years of service and five (5) additional years of age. See the discussion under “Pension Benefits – Benefits Restoration Plan” for a detailed summary of the Benefits Restoration Plan.

ITP Plan

Our ITP Plan became effective April 1, 2006, terminates on December 31, 2007 and replaces a previously applicable Kerr-McGee Plan covering the same subject matter which ceased to apply to us after our separation from Kerr-McGee on March 30, 2006. All our employees receive credit for their years of service with Kerr-McGee prior to the effectiveness of our ITP Plan.

Pursuant to our ITP Plan, eligible employees, including our executive officers, that are involuntarily terminated as a result of job elimination are eligible to receive the following benefits either Basic or Enhanced Severance Pay.

Executive officers cannot receive any benefits under the ITP Plan if they receive severance benefits in connection with their involuntary termination pursuant to a continuity agreement with us. As a result, our executive officers would only receive payments under the ITP Plan if their involuntary termination was a result of the elimination of their position not involving a change in control.

Basic Severance Pay

Basic Severance Pay shall be equal to one week of base pay for each year of continuous service. Employees must receive a minimum of 6 weeks of base pay and may not receive more than 12 weeks of base pay as Basic Severance Pay. For purposes of determining Base Severance Pay, continuous service is calculated by rounding up to the next whole year (e.g., service of four years and one day equals five years of service).

Enhanced Severance Pay

To receive Enhanced Severance Pay, employees must accept, sign and not revoke a general release and waiver in favor of us. If the employee refuses to sign the general release and waiver or revokes the waiver within the revocation period (seven (7) calendar days from the execution date) then that employee only receives Basic Severance Pay.

Enhanced Severance Pay shall be equal to (i) two weeks of the employee’s base pay immediately prior to the termination day, plus (ii) one week of base pay for each $10,000 increment of annual base pay. Employees must receive a minimum of 12 weeks of base pay and may not receive more than 52 weeks of base pay as Enhanced Severance Pay. For purposes of determining Enhanced Severance Pay, continuous service is calculated by rounding up to the next whole year (e.g., service of four years and one day equals five years of service). Pay based on the annual base pay is also rounded up to the next $10,000 increment (e.g., annual base pay of $10,000.01 equals $20,000 of base pay for purposes of the Enhanced Severance Pay calculation.

Long-Term Incentive Plan

Change in Control

Pursuant to our Long-Term Incentive Plan, we may grant stock options, stock appreciation rights, restricted stock and performance awards to our directors and employees, including our executive officers. Pursuant to the terms of the Long-Term Incentive Plan effective upon a change in control:

(1)	all restrictions applicable to restricted stock lapse;

(2)	employees earn the number of performance shares or performance units that the employee would have earned as if the target performance under the award had been obtained; and

(3)	any outstanding options and stock appreciation rights that are not exercisable become exercisable.

For purposes of our Long-Term Incentive Plan, “change in control” has the same meaning as set forth for that term under the discussion under “Continuity Agreements.”

Death, Disability or Retirement

If an employee’s employment is terminated by reason of disability or retirement, all options held by the employee will vest and may be exercised within a period not to exceed the lesser of four years following such termination or the remaining term of the option. If an employee dies while employed by us or within three (3) months following after the termination of such employee (except for termination for cause), the options held by that employee will vest and may be exercised by the employee’s estate or heir within a period not to exceed the lesser of four years following such termination or the remaining term of the option.

If an employee’s employment is terminated by reason of death, disability or retirement during the restricted period for any restricted stock awards, the restricted period will lapse and the employee will receive the shares of restricted stock.

Calculation of Total Amounts Payable Upon Termination or Change In Control

The following tables provide the amount of compensation payable to each executive officer upon termination within two years of a change in control for (i) termination without cause and (ii) termination for good reason by the executive officer. The tables also show the amount of compensation payable to each executive officer upon his or her voluntary resignation, termination for cause, retirement, disability or death. The amounts shown below assume that such termination was effective as of December 29, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that executive officer’s termination. As stated previously, substantially all of the terms of each of the plans reflected in the tables below were required by Kerr-McGee in the Employee Benefits Agreement entered into with Kerr-McGee in association with our initial public offering. All footnotes to the tables below apply to all tables and are presented after the final table.

Thomas W. Adams

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($) (1)	Retirement ($) (2)	Disability ($) (3)	Death ($)	Involuntary Termination Under ITP Plan ($) (4)	Payable if Terminated After Change in Control ($) (5)
Cash Compensation (6)
Cash Severance	—	—	—	—	656,000	4,073,760
Pro-Rata Bonus	—	—	—	—	—	656,000
Accrued Vacation Pay	—	—	—	—	113,538	113,538
Continued 401(k) Match	—	—	—	—	—	88,560
Full 280G Tax Gross-Up	—	—	—	—	—	4,096,311

Equity (7)
Restricted Stock	—	N/A	2,047,951	2,047,951	—	2,047,951
Stock Options	—	N/A	539,672	539,672	—	539,672

Other Benefits (8)
Medical/Vision/Dental/Life	—	—	—	—	—	49,327
Outplacement	—	—	—	—	—	65,600

Retirement Benefits (9)
Qualified Plan	378,808	—	—	378,808	425,995	378,808
Benefits Restoration Plan	1,310,614	—	—	1,310,614	1,473,875	3,234,137
Savings Restoration Plan	26,160	—	26,160	26,160	26,160	26,160

Total:	1,715,582	—	2,613,783	4,303,205	2,695,568	15,369,824

Mary Mikkelson

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($) (1)	Retirement ($) (2)	Disability ($) (3)	Death ($)	Involuntary Termination Under ITP Plan ($) (4)	Payable if Terminated After Change in Control ($) (5)
Cash Compensation (6)
Cash Severance	—	—	—	—	249,000	1,663,320
Pro-Rata Bonus	—	—	—	—	—	199,200
Accrued Vacation Pay	—	—	—	—	57,462	57,462
Continued 401(k) Match	—	—	—	—	—	44,820
Full 280G Tax Gross-Up	—	—	—	—	—	1,278,146

Equity (7)
Restricted Stock	—	N/A	454,468	454,468	—	454,468
Stock Options	—	N/A	157,668	157,668	—	157,668

Other Benefits (8)
Medical/Vision/Dental/Life	—	—	—	—	—	37,589
Outplacement	—	—	—	—	—	33,200

Retirement Benefits (9)
Qualified Plan	—	—	—	—	38,979	—
Benefits Restoration Plan	—	—	—	—	56,355	379,986
Savings Restoration Plan	6,720	—	6,720	6,720	6,720	6,720

Total:	6,720	—	618,856	618,856	408,516	4,312,579

Marty J. Rowland

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($) (1)	Retirement ($) (2)	Disability ($) (3)	Death ($)	Involuntary Termination Under ITP Plan ($) (4)	Payable if Terminated After Change in Control ($) (5)
Cash Compensation (6)
Cash Severance	—	—	—	—	324,481	1,852,440
Pro-Rata Bonus	—	—	—	—	—	233,350
Accrued Vacation Pay	—	—	—	—	62,135	62,135
Continued 401(k) Match	—	—	—	—	—	48,465
Full 280G Tax Gross-Up	—	—	—	—	—	1,494,307

Equity (7)
Restricted Stock	—	—	606,661	606,661	—	606,661
Stock Options	—	—	173,201	173,201	—	173,201

Other Benefits (8)
Medical/Vision/Dental/Life	—	—	—	—	—	38,567
Outplacement	—	—	—	—	—	35,900

Retirement Benefits (9)
Qualified Plan	94,473	—	—	94,473	94,473	94,473
Benefits Restoration Plan	130,531	—	—	130,531	130,531	561,449
Savings Restoration Plan	9,113	—	9,113	9,113	9,113	9,113

Total:	234,117	—	788,975	1,013,979	620,733	5,210,061

Roger G. Addison

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($) (1)	Retirement ($) (2)	Disability ($) (3)	Death ($)	Involuntary Termination Under ITP Plan ($) (4)	Payable if Terminated After Change in Control ($) (5)
Cash Compensation (6)
Cash Severance	—	—	—	—	282,000	1,328,220
Pro-Rata Bonus	—	—	—	—	—	141,000
Accrued Vacation Pay	—	—	—	—	54,231	54,231
Continued 401(k) Match	—	—	—	—	—	38,070
Full 280G Tax Gross-Up	—	—	—	—	—	1,668,427

Equity (7)
Restricted Stock	282,863	282,863	282,863	282,863	282,863	282,863
Stock Options	20,033	20,033	20,033	20,033	20,033	20,033

Other Benefits (8)
Medical/Vision/Dental/Life	—	—	—	—	—	35,777
Outplacement	—	—	—	—	—	28,200

Retirement Benefits (9)
Qualified Plan	1,076,937	1,076,937	—	659,920	1,404,022	1,076,937
Benefits Restoration Plan	1,520,309	1,520,309	—	975,752	1,962,274	3,110,117
Savings Restoration Plan	4,266	4,266	4,266	4,266	4,266	4,266

Total:	2,904,408	2,904,408	307,162	1,942,834	4,009,689	7,788,141

Gregory E. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($) (1)	Retirement ($) (2)	Disability ($) (3)	Death ($)	Involuntary Termination Under ITP Plan ($) (4)	Payable if Terminated After Change in Control ($) (5)
Cash Compensation (6)
Cash Severance	—	—	—	—	247,824	1,130,077
Pro-Rata Bonus	—	—	—	—	—	111,521
Accrued Vacation Pay	—	—	—	—	47,658	47,658
Continued 401(k) Match	—	—	—	—	—	33,456
Full 280G Tax Gross-Up	—	—	—	—	—	1,510,572

Equity (7)
Restricted Stock	446,201	446,201	446,201	446,201	446,201	446,201
Stock Options	176,485	176,485	176,485	176,485	176,485	176,485

Other Benefits (8)
Medical/Vision/Dental/Life	—	—	—	—	—	34,539
Outplacement	—	—	—	—	—	24,782

Retirement Benefits (9)
Qualified Plan	900,880	900,880	—	577,930	1.215,056	900,880
Benefits Restoration Plan	1,269,160	1,269,160	—	861,284	1,691,617	2,840,480
Savings Restoration Plan	2,288	2,288	2,288	2,288	2,288	2,288

Total:	2,795,014	2,795,014	624,974	2,064,188	3,827,129	7,258,939

(1)	This column represents payments that the executive officer would receive in the case of a voluntary resignation by the executive officer or an involuntary termination of the executive officer by us in situations not involving a change in control or an elimination of the executive officer’s position. Because Messrs. Addison and Thomas are eligible for early retirement under our Qualified Plan, any voluntary resignation or involuntary termination of Messrs. Addison or Thomas would be treated as early retirement, which is why their unvested shares of restricted stock or stock options will vest upon their voluntary resignation or involuntary termination.

(2)	Values are displayed in this column only if the executive officer is currently eligible for early retirement. Under our Qualified Plan and Benefits Restoration Plan, our employees, including executive officers, become vested in their Plan benefits after five years of vesting service. The amount of benefits set forth in the “Voluntary Resignation or Involuntary Termination” column for the Qualified Plan and the Benefits Restoration Plan represent the amount of vested benefits the executive officer is entitled to in the event that he or she voluntarily resigns or is involuntarily terminated prior to his or her early retirement date.

(3)	Amounts shown for payments made pursuant to the Qualified Plan and Benefits Restoration Plan assume that the executive officer chose not to take early retirement upon their disability, if eligible.

(4)	Represents benefits payable under the ITP Plan, which are payable only upon an involuntary termination as the result of the job elimination not connected with a change in control. See discussion under “Potential Payments Upon Termination or Changes in Control – ITP Plan” for a description of how severance pay is calculated. We have assumed that the executive officer receives enhanced severance pay under the ITP Plan which requires the executive officer to sign a general release.

(5)	Includes termination without cause by us within two years of a change in control and termination by the executive officer for good reason within two years of a change of control.

(6)	See discussion under “Potential Payments Upon Termination or Changes in Control – Continuity Agreements” for a description of how Cash Compensation and Other Benefits are calculated upon termination or a change in control.

(7)	See discussion under “Potential Payments Upon Termination or Changes in Control – Long-Term Incentive Plan” for a description of the acceleration of vesting for awards granted under the Long-Term Incentive Plan upon termination or a change in control. Values displayed for restricted stock represent the fair value of the unvested restricted stock as of December 29, 2006. Values displayed for stock options represent the intrinsic value of the unvested stock options as of December 29, 2006.

(8)	See discussion under “Potential Payments Upon Termination or Changes in Control – Continuity Agreements” for a description of the Medical/Vision/Dental/Life benefits and the Outplacement benefits available to the executive officers. The amounts included for the Medical/Vision/Dental/Life benefits category in the tables have been estimated based upon our current cost for those benefits. The amounts included in the Outplacement category are equal to 10% of the executive officer’s base salary.

(9)	See discussion under “Pension Benefits – Qualified Plan” and “Pension Benefits – Benefits Restoration Plan” for a description of amounts that will be payable upon termination or a change in control.

DIRECTOR COMPENSATION FOR YEAR-ENDED DECEMBER 31, 2006

The following table sets forth the compensation that we paid to our non-management directors during 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)	Total ($)
Jerome Adams	86,000	55,965		350	142,315
Robert D. Agdern	50,391	27,983		88	78,462
David G. Birney	45,329	27,983		88	73,400
Peter D. Kinnear	87,250	-0-	(2)	525	87,775
Bradley C. Richardson	88,500	-0-	(2)	525	89,025

(1)	Market values are based on the closing price for our class A common stock on the New York Stock Exchange on December 29, 2006, which was $15.99 per share.

(2)	We granted Messrs. Kinnear and Richardson 3,500 shares of restricted stock each in December 2005 as compensation for their service on our board in 2006. As a result, no restricted stock awards were made to Messrs. Kinnear and Richardson in 2006.

None of our non-employee directors have alternative compensation arrangements. We pay our non-employee directors the following amounts:

•	$50,0000 annual fee;

•	$12,500 for serving as Audit Committee Chair;

•	$12,500 for serving as Corporate Governance and Nominating Committee Chair/Lead Director;

•	$7,500 for servings as the Chair for any other committee; and

•	$1,500 attendance fee per any board or committee meeting.

Prior to our separation from Kerr-McGee, Robert M. Wohleber, J. Michael Rauh and Marty J. Rowland served on our board of directors. Messrs. Wohleber and Rauh were employees of Kerr-McGee and Mr. Rowland is our Chief Operating Officer. Each of Messrs. Wohleber, Rauh and Rowland resigned from our board prior to our separation from Kerr-McGee. We did not pay any compensation to Messrs. Wohleber, Rauh and Rowland for their service on our board of directors. We do not compensate our Chief Executive Officer, Thomas W. Adams for his service on our board of directors.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders	1,289,821	$10.95	3,804,634
Equity compensation plans not approved by security holders	—	—	—
Total	1,289,821	$10.95	3,804,634

(1)	Excludes shares to be issued upon the exercise of outstanding options, warrants and rights.

Item No. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for 2007, with ratification sought from the stockholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

At the annual meeting, the stockholders will vote on the ratification of the appointment of Ernst & Young LLP as independent auditors for 2007.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

If the appointment of Ernst & Young LLP for 2007 is not ratified by the stockholders, the Board will reconsider the matter. If Ernst & Young LLP ceases to act as our independent auditors, or if the Board removes Ernst & Young LLP as our independent auditors, the Audit Committee will appoint another independent registered public accounting firm.

FEES PAID TO THE INDEPENDENT AUDITORS

The Audit Committee pre-approves all audit and non-audit services to be rendered to us by Ernst & Young LLP, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. The Audit Committee will pre-approve certain audit and non-audit services and establish a dollar limit on the amount of fees we will pay for each category of services. The Audit Committee will be informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee will periodically review the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair the authority to approve permitted services. Such approval must be reported to the entire Committee at the next scheduled meeting. The Audit Committee will also periodically review all non-audit services to ensure such services do not impair the independence of the Company’s independent auditors.

The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to us:

	Years Ended December 31
	2006	2005
	(in millions)
Audit Fees (1)	$3.8	$3.7
Audit-Related Fees (2)	—	0.4
Tax Fees (3)	0.6	0.3
All Other Fees	—	—

Total	$4.4	$4.4

(1)	Includes fees billed by Ernst & Young LLP for the 2006 and 2005 annual audits (including the audit of the effectiveness of our internal control over financial reporting for 2006), the review of our quarterly financial statements for fiscal years 2006 and 2005, the review of registration statements, accounting consultations and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	There were no fees billed by Ernst & Young LLP for assurance and other services not reported above under “Audit Fees,” for fiscal year 2006. Fees billed by Ernst & Young LLP in 2005 included fees for assurance and other services related to the review of the Company’s financial statements for the potential purchase and sale transaction.

(3)	Includes fees billed by Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning for fiscal year 2006 and 2005. These fees primarily relate to routine tax return preparation and compliance services worldwide in jurisdictions where the company has filing requirements and, to a lesser extent, general planning and tax advice related to specific matters in the company’s primary operating jurisdictions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of five directors who satisfy the independence and other requirements for Audit Committee membership of Sections 303A.02, 303A.06 and 303A.07 of the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act. Mr. Richardson meets the definition of an “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K. Mr. Richardson also is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Each of the committee members are “financially literate.”

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements contained in the Annual Report. The review included a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles and to report on the company’s internal control over financial reporting. The Committee reviewed with Ernst & Young LLP, the Company’s independent auditors, Ernst & Young LLP’s judgment as to the quality of the Company’s accounting principles. The Committee discussed with Ernst & Young LLP the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law, or listing standards, including matters required to be discussed by Statement on Auditing Standard No. 61, as amended. The Committee also discussed with Ernst & Young LLP the independent auditors’ independence from management and the Company. The Committee has received written disclosures and a letter from Ernst & Young LLP, as required by independence rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002; Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis independence Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct; and Independence Standards Board Standards Nos. 1, 2 and 3. The Committee considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining the auditors’ independence.

The Committee discussed with both the Company’s internal auditors and the independent auditors the overall scope and plans for their respective audits. The Committee met with both the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2006 for filing with the Securities and Exchange Commission. The Committee also appointed Ernst & Young LLP as the Company’s independent auditors for 2007, subject to stockholder ratification.

Submitted By:

Audit Committee

Bradley C. Richardson (Chair)	David G. Birney
Jerome Adams	Peter D. Kinnear
Robert D. Agdern

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted By:

Executive Compensation Committee

Jerome Adams (Chair)

Robert D. Agdern

David G. Birney

Peter D. Kinnear

Bradley C. Richardson

OWNERSHIP OF STOCK OF THE COMPANY

Certain Beneficial Owners

To the best of the Company’s knowledge, no person beneficially owned more than 5% of any class of the Company’s outstanding voting securities at the close of business on March 19, 2007, except as set forth below.

Name or Group	Number of Shares Class A common stock Beneficially Owned		Percent of Class	Number of Shares Class B common stock Beneficially Owned		Percent of Class
Ardsley Advisory Partners 262 Harbor Drive Stamford, CT 06902	2,275,000	(1)	12.3%	0		N/A

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	0		N/A	1,707,365	(2)	7.5%

Cheyne Capital Management (UK) LLP Stornoway House 13 Cleveland Row, London SW1A 3DH England	21,700		*	1,709,700	(3)	7.5%

Steven A. Cohen 72 Cummings Point Road Stamford, CT 06902	1,505,000	(4)	8.1%	0		N/A

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,560,900	(5)	8.4%	0		N/A

Magnetar Financial LLC 1603 Orrington Avenue, 13th Floor Evanston, Illinois 60210	1,678,400	(6)	9.1%	1,116,900	(7)	4.9%

Paulson & Co. Inc. 590 Madison Avenue New York, NY 10022	0		N/A	2,387,000	(8)	10.4%

Shapiro Capital Management LLC 3060 Peachtree Road Atlanta, GA 30305	2,615,000	(9)	14.1%	0		N/A

U.S. Trust Corporation 114 West 47th Street, 25th Floor New York, NY 10036	2,753,327	(10)	14.9%	0		N/A

*	The percentage of shares held by such beneficial owner does not exceed 1%.

(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2007. Ardsley Advisory Partners, serves as investment manager of Ardsley Offshore Fund Ltd. and the investment adviser of Ardsley Partners Fund II, L.P., Ardsley Institutional Fund, L.P., Ardsley Partners Renewable Energy Fund, L.P. and certain managed accounts and shares power to vote and direct the disposition of shares held by those funds and accounts, and therefore, may be deemed to be the beneficial owner of the 2,275,000 shares of our Class A common stock that are held in the aggregate by those funds and accounts. Ardsley Partners I serves as the general partner of Ardsley Partners Fund II, L.P., Ardsley Institutional Fund, L.P. and Ardsley Partners Renewable Energy Fund, L.P. and shares the power to vote and direct the disposition of shares held by those funds and, therefore, may be deemed to be the beneficial owner of the 1,465,200 shares of our Class A common stock that are held in the aggregate by those funds. Phillip J. Hemplemen is the managing partner of Ardsley Advisory Partners and Ardsley Partners I in that capacity directs their operation and therefore may be deemed to be the beneficial owner of the 2,275,000 shares of our Class A common stock that are deemed to be beneficially owned by those entities.

(2)	Based on a Schedule 13G filed with the SEC on January 23, 2007. The total includes shares beneficially owned by Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited. This group of Barclays’ entities is reported as having sole power to vote or direct the vote with respect to 1,579,676 shares of our Class B common stock and the sole power to dispose or direct the disposition of 1,707,365 shares of our Class B common stock.

(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007. Cheyne Capital Management (UK) LLP as the investment manager of Cheyne Special Situations Fund L.P. may be deemed to have sole power to vote or to direct the voting of and to dispose or to direct the disposition of 1,709,700 shares of our Class B common stock and therefore may be deemed to be the beneficial owner of those shares. Cheyne General Partner Inc., as the general partner of Cheyne Special Situations Fund L.P., may be deemed to have shared power to vote or to direct the voting of and to dispose or to direct the disposition of 1,709,700 shares of our Class B common stock and therefore may be deemed to be the beneficial owner of those shares.

(4)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007. The total includes shares deemed to be beneficially owned by SAC Capital Advisors, SAC Capital Management, CR Intrinsic Investments and Sigma Management, each of which is controlled by Mr. Cohen. Pursuant to investment agreements, each of SAC Capital Advisors and SAC Capital Management share all investment and voting power with respect to the 1,350,000 shares of our Class A common stock held by SAC Capital Associates and therefore may be deemed to be the beneficial owners of those shares. CR Intrinsic Investors shares investment and voting power with respect to the 95,000 shares of our Class A common stock held by CR Intrinsic Investments and therefore may be deemed to be the beneficial owners of those shares. Pursuant to an investment management agreement, Sigma Management shares investment and voting power with respect to the 60,000 shares of our Class A common stock held by Sigma Capital Associates and therefore may be deemed to be the beneficial owners of those shares. Because Mr. Cohen controls each of these entities he may be deemed to be the beneficial owner of the 1,505,000 shares of our Class A common stock that are deemed to be beneficially owned by these entities in the aggregate. SAC Capital Advisors, SAC Capital Management, CR Intrinsic Investments, Sigma Management and Mr. Cohen disclaim any beneficial ownership in the shares they are deemed to beneficially own.

(5)	Based on a Schedule 13G/A filed with the SEC on February 9, 2007. Dimensional Fund Advisors, LP is an investment advisor and an investment manager to certain funds. In its role as investment advisor or manager, Dimensional Fund Advisors, LP possesses sole investment and voting control with respect to 1,560,900 shares of our Class A common stock.

(6)	Based on a Schedule 13G filed with the SEC on February 14, 2006. Magnetar Financial LLC, a registered investment adviser, holds the shares for the account of Magnetar Capital Master Fund Ltd. Also included in the Schedule 13G are the following: (i) Magnetar Financial’s sole member and parent holding company, Magnetar Capital Partners LLC (“MCP”); (ii) MCP’s controlling member, Supernova Management LLC (“Supernova”), and (iii) Supernova’s manager, Alec N. Litowitz. MCP, Supernova and Litowitz all share investment and voting power with respect to 1,678,400 shares of our Class A common stock and therefore may be deemed to be the beneficial owner of such shares.

(7)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007. Magnetar Financial LLC, a registered investment adviser, holds the shares for the account of Magnetar Capital Master Fund Ltd. MCP, Supernova and Litowitz all share investment and voting power with respect to 1,116,900 shares of our Class B common stock and therefore may be deemed to be the beneficial owner of such shares.

(8)	Based on a Schedule 13G/A filed with the SEC on February 15, 2007. Paulson & Co. Inc. is an investment adviser and manager of certain investment funds. In its role as investment advisor or manager, Paulson & Co, Inc. possess sole voting and investment power with respect to 2,387,000 shares of our Class B common stock.

(9)	Based on a Schedule 13G filed with the SEC on February 6, 2007. Shapiro Capital Management LLC is an investment adviser. Pursuant to its investment advisory agreements with its clients, Shapiro Capital Management LLC possesses sole voting power with respect to 2,365,200 shares of our Class A common stock, shared voting power with respect to 249,800 shares of our Class A common stock and sole dispositive power with respect to 2,615,000 shares of our Class A common stock.

(10)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007. U.S. Trust Corporation (“UST Corp.”), a bank holding company, is a wholly owned direct subsidiary of The Charles Schwab Corporation. Also included in the Schedule is the United States Trust Company, N.A. , a National Bank with headquarters in New York. UST Corp. is an investment adviser. In its role as investment adviser, UST Corp. possesses sole voting power with respect to 182,193 shares of our Class A common stock, sole dispositive power with respect to 2,752,327 shares of our Class A common stock and shares dispositive power with respect to 1,000 shares of our Class A common stock.

Directors and Management

The following table sets forth the number of shares of Class A and Class B common stock beneficially owned as of March 19, 2007, by each director and nominee, each of the named executive officers and all directors and executive officers as a group, and the percentage represented by such shares of the total Class A common stock and Class B common stock outstanding on that date. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after March 19, 2007. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

Name or Group	Number of Shares Class A Common Stock Beneficially Owned		Percent of Class	Number of Shares Class B Common Stock Beneficially Owned	Percent of Class
Thomas W. Adams	233,987	(1)	*	989	*
Jerome Adams	6,792		*	0	*
Roger G. Addison	28,806	(2)	*	886	*
Robert D. Agdern	5,042		*	0	*
David G. Birney	5,042		*	0	*
Gregory E. Thomas	49,885	(3)	*	716	*
Peter D. Kinnear	6,792		*	0	*
Mary Mikkelson	60,415	(4)	*	241	*
Bradley C. Richardson	6,792		*	0	*
Marty J. Rowland	71,846	(5)	*	391	*
All directors and executive officers as a group, including those named above (16 persons)	623,457	(6)	3.4%	8,125	*

*	The percentage of shares beneficially owned by such director, nominee or named executive officer does not exceed 1%.

(1)	Includes currently exercisable options to purchase 71,296 shares of our Class A common stock.

(2)	Includes currently exercisable options to purchase 5,033 shares of our Class A common stock.

(3)	Includes currently exercisable options to purchase 19,127 shares of our Class A common stock.

(4)	Includes currently exercisable options to purchase 17,868 shares of our Class A common stock.

(5)	Includes currently exercisable options to purchase 21,941 shares of our Class A common stock.

(6)	Includes currently exercisable options to purchase 184,487 shares of our Class A common stock.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

In order for a stockholder proposal to be eligible for inclusion in the Proxy Statement and form of proxy relating to the 2008 annual meeting of stockholders, the proposal must (1) be received at our principal executive offices, One Leadership Square, Suite 300, 211 N. Robinson, Oklahoma City, Oklahoma 73102, Attn: Corporate Secretary, on or before December 11, 2007, which is 120 days prior to the anniversary of the mailing date of this proxy statement, and (2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act.

If a stockholder wishes to present a proposal at our annual meeting in the year 2008, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to the deadline for such meeting determined in accordance with the Bylaws (the “Bylaw Deadline”), which is the same deadline for stockholder nominations to the Board as described in the “Stockholder Nominations” section on page 7 of this proxy statement. If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2008 annual meeting is February 24, 2008 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our year 2008 annual meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year’s annual meeting, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

For additional information regarding stockholder nominees to the Board, see page 7 under the caption “Stockholder Nominations.” Proposals and nominations that are not received by the dates specified will be considered untimely.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and stockholders owning more than 10% are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the information furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, all applicable Section 16(a) filing requirements were complied with by our directors and executive officers and persons who own more than 10% of a registered class of our equity securities.

INFORMATION ABOUT EXECUTIVE OFFICERS

Information concerning our executive officers is set forth below. Information concerting Thomas W. Adams is set forth under the caption “Director Information.”

Name	Age	Position with the Company and Business Experience During Past Five Years
Marty J. Rowland	49

Chief Operating Officer since March 2006; Chief Operating Officer and Director from September 2005 to March 2006; Vice President, Global Pigment Operations for Tronox LLC from 2004 to 2005; Director of North American Operations from May 2004 to August 2004; Plant Manager for Tronox’s Hamilton, Miss. titanium dioxide plant from 2001 through 2004.

Mary Mikkelson	45

Senior Vice President and Chief Financial Officer since 2005; Vice President and Controller of Tronox LLC from 2004 to 2005; Assistant Corporate Controller of Kerr-McGee Shared Services Company LLC from February 2004 to December 2004. Independent consultant from 2003 to 2004. Foodbrands America, Inc. for six years prior, rising to position of Vice President and Controller. Experience includes more than nine years at an international public accounting firm.

Roger G. Addison	55

Vice President, General Counsel and Secretary since 2005; Vice President, Chemical Legal Services and Assistant General Counsel of Kerr-McGee Shared Services Company LLC from 2002 to 2005; Assistant General Counsel-Business Transactions for Kerr-McGee Corp. from September 1999 to April 2002.

Robert Y. Brown III	47

Vice President, Strategic Planning and Development since 2005; Vice President, Chemical Business Management of Tronox LLC from 2004 to 2005; Vice President, Kerr-McGee Planning and Development from 2003 to 2004; Vice President, Chemical Business Management from 2001 to 2003.

Patrick S. Corbett	54

Vice President, Safety and Environmental Affairs since 2005; Director, Special Environmental Strategy and Technology for Tronox LLC from 2003 to 2005; Director, Environmental Affairs, Remediation and Planning from 2001 to 2003.

Robert C. Gibney	44

Vice President, Investor Relations and External Affairs since 2005; Vice President and General Manager, Paper and Specialties for Tronox LLC from January 2005 to November 2005. Chief Marketing Officer for Kerr-McGee’s joint venture, Avestor LLC, from 2002 to 2005. Vice President, Global Pigment Marketing of Tronox LLC from 1999 to 2002.

Kelly A. Green	44

Vice President, Market Management since 2005; Vice President and General Manager, Plastics for Tronox LLC from January 2005 to November 2005; Vice President, Product and Market Management from 2004 to 2005; Vice President, Product Management from 2003 to 2004; Vice President, Technical Sales and Service from 2002 to 2003. Director, Pigment Technical Sales and Service for the America’s region from 1997 to 2002.

Mark S. Meadors	53	Vice President, Human Resources since 2005; Director, Human Resources for Tronox LLC from 2001 to 2005.
John D. Romano	42

Vice President, Sales since 2005; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing from 2002 to 2005; Regional Marketing Manager from 1998 to 2002.

Gregory E. Thomas	52

Vice President, Supply Chain and Strategic Sourcing since 2005; Vice President and General Manager, Coatings for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Sales and Marketing from 1999 to 2005.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Kelly A. Green is our Vice President, Market Management. Steve Nelson, a member of Ms. Green’s immediate family, is employed in our Safety and Environmental Affairs group. Mr. Nelson’s base salary in 2006 is $125,100.04.

OTHER MATTERS

We do not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named as proxies on page 2 under the caption “Voting of Proxies” will vote that proxy on such other matters at their discretion.

HOUSEHOLDING AND COMBINING ACCOUNTS

We may deliver only one Proxy Statement and Annual Report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report have been sent who would like an additional copy of this Proxy Statement and Annual Report or future copies of Proxy Statements and Annual Reports may make a written or oral request to: UMB Bank, N.A., Securities Transfer Division, P. O. Box 410064, Kansas City, Missouri 64141-0064 or call 800-884-4225.

Similarly, any stockholders sharing an address and currently receiving multiple copies of Proxy Statements and Annual Reports may request that only a single copy of a Proxy Statement and Annual Report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder’s shares into a single account can do so by contacting UMB Bank at the address and telephone number above.

BY ORDER OF THE BOARD OF DIRECTORS

Roger G. Addison Vice President, General Counsel and Secretary

April 9, 2007

ONE LEADERSHIP SQUARE 211 N. ROBINSON AVE., SUITE 300 OKLAHOMA CITY, OK 73102

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Tronox Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tronox Incorporated c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TRONO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

    TRONOX INCORPORATED

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

        “FOR” EACH OF ITEMS 1 AND 2:

        Vote on Directors

1.	To elect as a Director of Tronox Incorporated the nominees listed below.	For	Against	Abstain			For	Against	Abstain

	1a) Thomas W. Adams	☐	☐	☐	2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐

	1b) Peter D. Kinnear	☐	☐	☐	3.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” items 1 and 2. If any other matters properly come before the meeting, the persons named as proxies in the proxy statement will vote in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)